                                                                    EXHIBIT 2.01


--------------------------------------------------------------------------------






                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          NETSCREEN TECHNOLOGIES, INC.

                             TANGO ACQUISITION CORP.

                                       AND

                                 ONESECURE, INC.









                                                                 AUGUST 22, 2002


--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 22, 2002 (the "Agreement Date") by and among NetScreen Technologies, Inc., a Delaware corporation ("Acquirer"), Tango Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquirer ("Merger Sub"), and OneSecure, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. The Boards of Directors of Acquirer, Merger Sub and the Company have determined that the Merger is advisable and in the best interests of their respective companies and stockholders, have approved and declared advisable this Agreement and, accordingly, have agreed to effect the Merger provided for herein upon the terms and conditions of this Agreement.

     B. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Acquirer's willingness to enter into this Agreement,
(i) the Company and each Company Stockholder listed in Exhibit A is executing and delivering to Acquirer a voting agreement in the form of Exhibit B (the "Voting Agreement") and an investment representation letter in the form of Exhibit C-1 (together with the investment representation letters in the forms attached as Exhibit C-2 and Exhibit C-3, the "Investment Representation Letter"), (ii) each of the employees of the Company listed in Exhibit D is executing and delivering to Acquirer (A) a noncompetition agreement with Acquirer (each, a "Noncompetition Agreement"), which agreement shall be effective subject to the occurrence of and as of the Effective Time, and (B) an Investment Representation Letter in the form of Exhibit C-1, (iii) each of the employees of the Company listed in Exhibit E is executing and delivering to Acquirer (A) an offer letter for employment with Acquirer (each, an "Offer Letter"), which Offer Letter shall be effective subject to the occurrence of and as of the Effective Time, (B) Acquirer's standard employee invention assignment and confidentiality agreement to be effective subject to the occurrence of and as of the Effective Time (the "Confidentiality Agreements"), and (C) if such employee is a Company Stockholder, an Investment Representation Letter in the form of Exhibit C-2 or Exhibit C-3, and (iv) each of the employees of the Company listed in Exhibit F is executing and delivering to Acquirer an Option Vesting Waiver Agreement (each, a "Waiver"), which Waiver shall be effective subject to the occurrence of and as of the Effective Time.

     C. Acquirer, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Acquirer Ancillary Agreements" means, collectively, each certificate to be delivered by Acquirer or an officer or officers of Acquirer at the Closing pursuant to Article 8 and each other agreement or document (other than this Agreement) to which Acquirer is required to become a party pursuant to this Agreement.

     1.2 "Acquirer Average Price Per Share" means $12.57; provided, however, that if the average of the closing prices per share of Acquirer Common Stock (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system on which shares of Acquirer Common Stock are then primarily traded or quoted) and reported on the official website of the Nasdaq Stock Market (www.nasdaq.com) over the ten consecutive trading days ending with (and including) the trading day that is two trading days prior to the Closing Date is greater or less than $12.57 by more than 10% of $12.57, then the Acquirer Average Price Per Share shall mean $12.57 increased or decreased, as the case may be, by exactly 10% of $12.57; provided, further, that if the average of the closing prices per share of Acquirer Common Stock (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system on which shares of Acquirer Common Stock are then primarily traded or quoted) and reported on the official website of the Nasdaq Stock Market (www.nasdaq.com) over the ten consecutive trading days ending with (and including) the trading day that is two trading days prior to the Closing Date is equal to or no greater than 10% of $12.57, then the Acquirer Average Price Per Share shall be $12.57.

     1.3 "Acquirer Common Stock" means the common stock, par value $0.001 per share, of Acquirer.

     1.4 "Acquirer Preferred Stock" means the preferred stock, par value $0.001 per share, of Acquirer.

     1.5 "Applicable Laws" means all federal, state or local laws, statutes, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, and to the Company's knowledge, all foreign laws, statutes, ordinances, regulations and rules, applicable to a person or any of its assets, properties and business (and any regulations promulgated thereunder).

     1.6 "California Law" means the California General Corporation Law.

     1.7 "Cash Adjusted Common Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Common Stock Consideration Per Share less the Common Cash Consideration Per Share by (b) the Acquirer Average Price Per Share.

     1.8 "Cash Adjusted Series A Preferred Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series A Preferred Stock Consideration Per Share less the Series A Preferred Cash Consideration Per Share by (b) the Acquirer Average Price Per Share.

     1.9 "Cash Adjusted Series B Preferred Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series B Preferred Stock Consideration Per Share less the Series B Preferred Cash Consideration Per Share by (b) the Acquirer Average Price Per Share.

     1.10 "Certificate of Merger" means a certificate of merger, in such appropriate form as determined by the parties and in conformity with the requirements of the Delaware Law.

     1.11 "Code" means the Internal Revenue Code of 1986, as amended.

     1.12 "Common Cash Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.1173 by (b) the Cash Consideration.

     1.13 "Common Cash Consideration Per Share" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) Common Cash Consideration by (b) the Common Share Number.

     1.14 "Common Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.1173 by (b) the Stockholder Consideration.

     1.15 "Common Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Common Stock Consideration Per Share by (b) the Acquirer Average Price Per Share.

     1.16 "Common Share Number" means the aggregate number of shares of Company Common Stock and any option, warrant or other security exercisable or exchangeable for, or convertible into, shares of Company Common Stock (other than Company Preferred Stock and Company Options), in each case, whether vested or unvested (each, on a fully exercised and converted to Company Common Stock basis), that are (or are deemed to be) issued and outstanding immediately prior to the Effective Time.

     1.17 "Common Stock Consideration Per Share" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Common Consideration by (b) the Common Share Number.

     1.18 "Company Ancillary Agreements" means, collectively, each certificate to be delivered by the Company or an officer or officers of the Company at the Closing pursuant to Article 9 and each other agreement or document (other than this Agreement) to which the Company is required to become a party pursuant to this Agreement; provided, however, that the term "Company Ancillary Agreements" shall not include the Investment Representation Letters.

     1.19 "Company Business" means the business of the Company as presently conducted and presently proposed to be conducted.

     1.20 "Company Capital Stock" means the outstanding shares of Company Common Stock, Company Preferred Stock and any other classes and series of common and preferred stock of the Company, in each case on a fully exercised and converted to Company Common Stock basis and as of the Effective Time, including all shares of such stock that are issuable upon the exercise of any outstanding convertible stock, options, warrants and other rights thereto (whether or not such rights are vested or exercisable as of the Effective Time).

     1.21 "Company Common Stock" means the common stock, par value $0.0001 per share, of the Company.

     1.22 "Company Preferred Stock" means the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company Series B-1 Preferred Stock and the Company Series B-2 Preferred Stock.

     1.23 "Company Series A Preferred Stock" means the Series A Preferred Stock, par value $0.0001 per share, of the Company.

     1.24 "Company Series B Preferred Stock" means the Series B Preferred Stock, par value $0.0001 per share, of the Company.

     1.25 "Company Series B-1 Preferred Stock" means the Series B-1 Preferred Stock, par value $0.0001 per share, of the Company.

     1.26 "Company Series B-2 Preferred Stock" means the Series B-2 Preferred Stock, par value $0.0001 per share, of the Company.

     1.27 "Company Stock" means the Company Common Stock and the Company Preferred Stock.

     1.28 "Company Stockholders" means the record holders of issued and outstanding shares of Company Common Stock and Company Preferred Stock.

     1.29 "Company Stockholder's Pro Rata Share" means the quotient obtained by dividing (a) the number of shares of Company Stock held by a Company Stockholder at the Effective Time, by (b) the issued and outstanding shares of Company Stock at the Effective Time.

     1.30 "Company Warrants" means each outstanding warrant to purchase shares of Company Common Stock as set forth in Schedule 3.4.2(b) of the Company Disclosure Letter.

     1.31 "Delaware Law" means the Delaware General Corporation Law.

     1.32 "Effective Time" means the time that the parties hereto cause the Reverse Merger to be consummated by filing the Certificate of Merger with the Delaware Secretary of State in accordance with the Delaware Law or such later time as may be agreed in writing by the Company and Acquirer and specified in the Certificate of Merger.

     1.33 "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, claim, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); provided, however, that the term "Encumbrance" shall not include any lien, pledge or security interest held by the Company on one or more outstanding shares of Company Common Stock or any right of first refusal or repurchase option held by the Company on one or more outstanding shares of Company Common Stock.

     1.34 "Escrow Fund" means the Escrow Shares and any shares of Acquirer Common Stock or other equity securities issued or distributed by Acquirer (including shares issued upon a stock split, stock dividend, recapitalization or other similar event) in respect of Escrow Shares.

     1.35 "Escrow Release Date" means the business day after the two-year anniversary of the Effective Time.

     1.36 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.37 "GAAP" means United States generally accepted accounting principles.

     1.38 "knowledge" means, with respect to any party hereto, with respect to any fact, circumstance, event or other matter in question, that any of the officers or legal or financial personnel of such party (and, with respect to Section 3.13, that any of the persons engaged in technology development activity for the Company) has knowledge of such fact, circumstance, event or other matter after reasonable inquiry of such fact, circumstance, event or other matter. An individual shall be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in such individual's possession or that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities or
(ii) such knowledge could be obtained from reasonable inquiry of those persons employed by the Company or Acquirer (as the case may be) charged with administrative or operational responsibility for such matter for such party.

     1.39 "Material Adverse Change" or "Material Adverse Effect," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events, changes, violations, inaccuracies, circumstances or effects are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, assets (including intangible assets), business, operations or results of operations of such entity, taken as a whole with its Subsidiaries; provided, however, that none of the following shall constitute, in and of itself, individually or aggregated solely with others of the following, a Material Adverse Change in, or Material Adverse Effect on, Acquirer: (a) an adverse event, change, violation, inaccuracy, circumstance or effect resulting from conditions affecting the industries in which Acquirer participates, the U.S. economy as a whole or foreign economies in any locations where Acquirer has material operations, sales, suppliers or customers; or (b) a change in the price of the publicly traded stock of Acquirer; provided, further, that none of the following shall constitute, in and of itself, individually or aggregated solely with others of the following, a Material Adverse Change in, or Material Adverse Effect on, the Company:

(a) attrition with respect to those Company employees who are not listed in Exhibit E or who are not Specified Employees or attrition with respect to up to 10% of the Specified Employees; (b) an adverse event, change, violation, inaccuracy, circumstance or effect resulting from conditions affecting the industries in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where the Company has material operations, sales, suppliers or customers; or (c) only to the extent that such payments or provisions of benefits are reflected in the Closing TNW Calculations, the payment of amounts due, or the provision of other benefits, to the Company's officers or employees under employment contracts, noncompetition agreements, employee benefits plans, severance arrangements or other agreements in existence as of the Agreement Date.

     1.40 "Merger Sub Ancillary Agreements" means, collectively, each certificate to be delivered by Merger Sub or an officer or officers of Merger Sub at the Closing pursuant to Article 8 and each other agreement or document (other than this Agreement) to which Merger Sub is required to become a party pursuant to this Agreement.

     1.41 "Merger Sub Common Stock" means the common stock, par value $0.001 per share, of Merger Sub.

     1.42 "Option Consideration Per Share" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Optionholder Consideration by
(b) the Option Share Number.

     1.43 "Option Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Option Consideration Per Share by (b) the Acquirer Average Price Per Share.

     1.44 "Optionholder Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.0990 by (b) the Total Consideration.

     1.45 "Option Share Number" means the aggregate number of shares of Company Common Stock subject to Company Options, whether vested or unvested (each, on a fully exercised and converted to Company Common Stock basis), that are (or are deemed to be) issued and outstanding immediately prior to the Effective Time, including in such amount all New Company Options but excluding unvested Company Options of the employees subject to the Employee Terminations except to the extent such Company Options accelerate in connection with such terminations.

     1.46 "person" means any individual, corporation (including any not-for-profit corporation), partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

     1.47 "Preferred Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.8827 by (b) the Stockholder Consideration.

     1.48 "Restated Certificate" means the Company's Restated Certificate of Incorporation in the form of Exhibit G.

     1.49 "SEC" means the Securities and Exchange Commission.

     1.50 "Securities Act" means the Securities Act of 1933, as amended.

     1.51 "Series A Preferred Cash Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.3706 by (b) the Cash Consideration.

     1.52 "Series A Preferred Cash Consideration Per Share" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) Series A Preferred Cash Consideration by (b) the Series A Preferred Share Number.

     1.53 "Series A Preferred Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.4199 by (b) the Preferred Consideration.

     1.54 "Series A Preferred Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series A Preferred Stock Consideration Per Share by (b) the Acquirer Average Price Per Share.

     1.55 "Series A Preferred Share Number" means the aggregate number of shares of Company Series A Preferred Stock and any option, warrant or other security exercisable or exchangeable for, or convertible into, shares of Company Series A Preferred Stock, in each case, whether vested or unvested (each, on a fully exercised and converted to Company Series A Preferred Stock basis), that are (or are deemed to be) issued and outstanding immediately prior to the Effective Time.

     1.56 "Series A Preferred Stock Consideration Per Share" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series A Preferred Consideration by (b) the Series A Preferred Share Number.

     1.57 "Series B Preferred Cash Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.5120 by (b) the Cash Consideration.

     1.58 "Series B Preferred Cash Consideration Per Share" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) Series B Preferred Cash Consideration by (b) the Series B Preferred Share Number.

     1.59 "Series B Preferred Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.5801 by (b) the Preferred Consideration.

     1.60 "Series B Preferred Conversion Number" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series B Preferred Stock Consideration Per Share by (b) the Acquirer Average Price Per Share.

     1.61 "Series B Preferred Share Number" means the aggregate number of shares of Company Series B Preferred Stock, Company Series B-1 Preferred Stock, Company Series B-2 Preferred Stock and any option, warrant or other security exercisable or exchangeable for, or convertible into, shares of Company Series B Preferred Stock, Company Series B-1 Preferred Stock or Company Series B-2 Preferred Stock, in each case, whether vested or unvested (each, on a fully exercised and converted to Company Series B Preferred Stock basis, Company Series B-1 Preferred Stock basis or Company Series B-2 Preferred Stock basis, as the case may be), that are (or are deemed to be) issued and outstanding immediately prior to the Effective Time.

     1.62 "Series B Preferred Stock Consideration Per Share" means the quotient (calculated to the fourth decimal place) obtained by dividing (a) the Series B Preferred Consideration by (b) the Series B Preferred Share Number.

     1.63 "Stockholder Consideration" means the product (calculated to the fourth decimal place) obtained by multiplying (a) 0.9010 by (b) the Total Consideration.

     1.64 "Subsidiary" of an entity means a corporation or other business entity in which such entity owns, directly or indirectly, at least a 50% interest or that is otherwise, directly or indirectly, controlled by such entity.

     1.65 "Tangible Net Worth" means the Company's total assets less its total liabilities, calculated in accordance with GAAP; provided, however, that, for purposes of such calculation, (a) total assets shall be reduced by the amount of all leasehold improvements, prepaid insurance (including D&O insurance, workers compensation and property liability insurance), "prepaid other" as such line item appears in the Company's May 31, 2002 balance sheet previously delivered to Acquirer (excluding prepayments to Gartner Group for ITX PO in October 2002) and prepaid rent and (b) total liabilities shall include (i) all real property lease commitments at full value notwithstanding that GAAP may require such commitments to be stated at present value and (ii) all severance payments (contractual or otherwise) in excess of $50,000 in the aggregate that are payable to officers or employees of the Company on or after the Agreement Date in connection with the non-continuation of such officers' or employees' employment with the Company, the Surviving Corporation, Acquirer or any Subsidiary of Acquirer following the Closing, but such calculation in any event shall exclude (i) up to $750,000 of any obligations of the Company to Acquirer existing as of the Agreement Date and
(ii) the Acquisition Bonus Pool Amount paid or payable to the Acquisition Bonus Recipients immediately prior to the Closing pursuant to Section 5.21. For purposes of clause (b) above, if the Company and the lessor of any of its existing real property leases have executed a binding agreement ("Lease Agreement") whereby such lessor has (i) reduced the Company's outstanding liabilities to the lessor under the applicable lease, (ii) given the Company a release of all claims by the lessor under the applicable lease, and (iii) not increased any obligation of the Company, Acquirer or the Surviving Corporation to the lessor under the applicable lease or otherwise adversely affected the Company, Acquirer or the Surviving Corporation, then the full value of the applicable real property lease commitment for purposes of calculating Tangible Net Worth shall be the total settlement amount at full value as set forth in the applicable Lease Agreement.

     1.66 "Termination Date" means September 30, 2002.

     1.67 "Total Consideration" means $44,700,000; provided, however, that the Total Consideration shall be subject to reduction as provided in Section 2.2.7.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 shall have the meanings assigned to such terms in the referenced Sections of this Agreement:

          Defined Term                                Referenced Section
          ------------                                ------------------
AAA                                                        11.8(c)
Acquirer Disclosure Letter                                 Article 4
Acquirer Indemnified Person                                11.2.1
Acquisition Bonus Plan                                     5.21
Acquisition Bonus Pool Amount                              5.21
Acquisition Bonus Recipients                               5.21
Affidavit                                                  7.2.2
Alternative Transaction                                    5.7
August 31 TNW                                              2.2.7(d)
Balance Sheet                                              3.8
Balance Sheet Date                                         3.8
Basket                                                     11.3.2
Capital Change                                             2.3
Cash Bonus Plan                                            6.4
Cash Bonus Recipients                                      6.4
Cash Consideration                                         2.2.2(c)
Cash Election                                              2.2.2(c)
Claim                                                      11.5
Closing                                                    7.1
Closing Acceptance                                         2.2.7(a)
Closing Certificate                                        9.1
Closing Date                                               7.1
Closing Reductions                                         2.2.7(b)
Closing TNW                                                2.2.7(c)
Closing TNW Calculations                                   2.2.7(a)
Company Benefit Arrangements                               3.16.4(a)
Company Certificates                                       7.2.2
Company Disclosure Letter                                  Article 3
Company Financial Statements                               3.8
Company IP Rights                                          3.13.1
Company IP Rights Agreements                               3.13.2
Company-Licensed IP Rights                                 3.13.1
Company Material Agreements                                3.11
Company Options                                            2.4
Company-Owned IP Rights                                    3.13.1
Company Plan                                               2.4
Company Source Code                                        3.13.9
Company Stockholder Approval                               5.12.1
Company Websites                                           3.27
Confidentiality Agreements                                 5.20

          Defined Term                                Referenced Section
          ------------                                ------------------
Contested Claim                                            11.8(b)
Continuing Employee                                        5.10.2
Damages                                                    11.2.1
Dissenting Shares                                          7.3
Noncompetition Agreements                                  Recital B
Eldridge Agreement                                         5.16
Environmental Law                                          3.21.2
ERISA                                                      3.16.3
ERISA Affiliate                                            3.16.4(a)
Escrow Shares                                              2.6
ESPP                                                       5.10.2
Excess Dissenters' Amounts                                 11.2.1
Exchange Agent                                             7.2.2
Final Award                                                11.8(c)(iii)
Final Reductions                                           2.2.7(b)
Firm                                                       2.2.7(b)
Firm Calculations                                          2.2.7(b)
Governmental Authority                                     3.3.2
Governmental Permits                                       3.14.3
Historical Audits                                          9.21
Information Statement                                      5.11
Intellectual Property                                      3.13.1
International Employee Plan                                3.16.9
Investment Representation Letter                           Recital B
IP Post-Release Claim                                      11.10
IP Post-Release Claim Limit                                11.10
J.A.M.S.                                                   11.8(c)
Loonkar Agreement                                          5.16
Merger                                                     2.1.3
Material of Environmental Concern                          3.21.2
New Audits                                                 9.21
New Company Options                                        5.14
New Optionees                                              5.14
Nondisclosure Agreement                                    5.8
Notice of Claim                                            11.5
Notice of Superior Offer                                   5.12.3
Offer Letter                                               Recital B
One-Year Anniversary                                       6.4
Other Employees                                            5.20
Post-Closing Reductions                                    2.2.7(b)
Post-Closing TNW Calculations                              2.2.7(b)
Preferred Rights                                           2.5
Previous Payments                                          11.10
Public Software                                            3.13.13

          Defined Term                                Referenced Section
          ------------                                ------------------
Refusal Agreement                                          5.16
Registration Rights Agreement                              2.8
Regulations                                                3.7.1
Release Date                                               11.1
Representative                                             11.4.1
Representative's Objection                                 2.2.7(b)
Restricted Stock Agreements                                5.16
Reverse Merger                                             2.1.1
Rights Agreement                                           5.16
SAS 71 Review                                              9.21
Second-Step Forward Merger                                 2.1.2
Second-Step Sub                                            2.1.2
Series A Preferred Rights                                  2.5
Series B Preferred Rights                                  2.5
Significant Customer                                       3.25
Significant Supplier                                       3.26
Specified Employees                                        5.20
Statement No. 5                                            3.8
Stockholders' Agreement                                    5.16
Superior Offer                                             5.12.3
Surviving Corporation                                      2.1.1
Tendering Holder                                           7.2.2
Terminating Party                                          10.2.5
Third-Party Claim                                          11.5(b)
Threshold                                                  2.2.7(e)
TNW Adjustments                                            11.2.1
TNW Certificate                                            2.2.7(a)
Transaction Expenses                                       12.7
Two-Year Anniversary                                       6.4
Unpaid Transaction Expenses                                12.7
Unvested Company Shares                                    2.2.6
Vested Company Shares                                      2.6
Voting Agreement                                           Recital B
Waiver                                                     Recital B
WARN Act                                                   3.16.10
Zuk Agreement                                              5.16

                                   ARTICLE 2
                                   THE MERGER

     2.1 The Merger.

          2.1.1 Reverse Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware Law, Merger

Sub shall be merged with and into the Company (the "Reverse Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. Subject to Sections 2.1.2 and 2.1.3, the Company as the surviving corporation after the Merger is referred herein as the "Surviving Corporation."

          2.1.2 Two-Step Merger. If Acquirer makes a Cash Election, then as soon as reasonably practicable following the consummation of the Reverse Merger, the Company shall be merged (the "Second-Step Forward Merger") with and into another direct wholly owned subsidiary of Acquirer (the "Second-Step Sub"). Following the Second-Step Forward Merger, the separate corporate existence of the Company shall cease and Second-Step Sub shall continue as the Surviving Corporation.

          2.1.3 Definition of Merger. The Reverse Merger is referred to herein as the "Merger." If the Second-Step Forward Merger is consummated, then "Merger" shall refer to the Reverse Merger and the Second-Step Forward Merger, collectively or seriatim, as appropriate.

     2.2 Conversion of Shares.

          2.2.1 Conversion of Merger Sub Common Stock. At the Effective Time, each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation and shall be the only shares of capital stock of the Surviving Corporation that are issued and outstanding immediately after the Effective Time.

          2.2.2 Conversion of Company Common Stock and Company Preferred Stock.

          (a) Company Common Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Acquirer Common Stock that is equal to the Common Conversion Number. The preceding provisions of this
Section 2.2.2(a) are subject to the provisions of Section 2.2.2(c) (regarding the Cash Election), Section 2.2.3 (regarding rights of holders of Dissenting Shares), Section 2.2.4 (regarding cancellation of Company-owned stock), Section
2.2.5 (regarding the elimination of fractional shares of Acquirer Common Stock),
Section 2.2.6 (regarding the continuation of vesting and repurchase rights),
Section 2.3 (regarding adjustments for Capital Changes) and Section 2.6 (regarding the withholding of the Escrow Fund).

          (b) Company Preferred Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, (i) each share of Company Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Acquirer Common Stock that is equal to the Series A Preferred Conversion Number and (ii) each share of Company Series B Preferred Stock, Company Series B-1 Preferred Stock and Company Series B-2 Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Acquirer Common Stock that is equal to the Series B Preferred Conversion Number. The preceding provisions of this Section 2.2.2(b) are subject to the provisions of Section 2.2.2(c) (regarding the Cash Election), Section 2.2.3 (regarding rights of holders of Dissenting Shares),
Section 2.2.4 (regarding cancellation of Company-owned stock), Section 2.2.5 (regarding the elimination of fractional shares of Acquirer Common Stock),
Section 2.2.6 (regarding the continuation of vesting and repurchase rights),
Section 2.3 (regarding adjustments for Capital Changes) and Section 2.6 (regarding the withholding of the Escrow Fund).

          (c) Cash Election. In the event Acquirer elects, in its sole discretion, which election may be made at any time on or after the Agreement Date up to the second full business day prior to the Closing Date by delivery of written notice thereof to the Company (the "Cash Election"), to pay up to 35% of the Stockholder Consideration in cash (which cash amount shall be referred to herein as the "Cash Consideration"), and, in the event of such election, subject to the terms and conditions of this Agreement, at the Effective Time, (i) each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive (A) cash equal to the Common Cash Consideration Per Share and (B) the number of shares of Acquirer Common Stock that is equal to the Cash Adjusted Common Conversion Number, (ii) each share of Company Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive (A) cash equal to the Series A Preferred Cash Consideration Per Share and (B) the number of shares of Acquirer Common Stock that is equal to the Cash Adjusted Series A Preferred Conversion Number, and (iii) each share of Company Series B Preferred Stock, Company Series B-1 Preferred Stock and Company Series B-2 Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive (A) cash equal to the Series B Preferred Cash Consideration Per Share and (B) the number of shares of Acquirer Common Stock that is equal to the Cash Adjusted Series B Preferred Conversion Number. The preceding provisions of this Section 2.2.2(c) are subject to the provisions of Section 2.2.3 (regarding rights of holders of Dissenting Shares), Section 2.2.4 (regarding cancellation of Company-owned stock), Section
2.2.5 (regarding the elimination of fractional shares of Acquirer Common Stock),
Section 2.2.6 (regarding the continuation of vesting and repurchase rights),
Section 2.3 (regarding adjustments for Capital Changes) and Section 2.6 (regarding the withholding of the Escrow Fund). For the avoidance of doubt, in the event Acquirer makes the Cash Election, then the provisions of Sections 2.2.2(a) and 2.2.2(b) shall not apply and each share of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series B-1 Preferred Stock and Company Series B-2 Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the cash and number of shares of Acquirer Common Stock specified in this Section 2.2.2(c).

          2.2.3 Dissenting Shares. As more fully set forth in Section 7.3, holders of shares of Company Stock who have complied with all requirements for perfecting stockholders' appraisal rights, as set forth in Section 262 of the Delaware Law, and to the extent applicable to the Company, with all requirements for perfecting stockholders' dissenters' rights as set forth in Section 1300 et. seq. under the California Law, shall be entitled to their rights under the Delaware Law and, if applicable, the California Law, with respect to such shares.

          2.2.4 Cancellation of Company-Owned Stock. Notwithstanding Section 2.2.2, each share of Company Stock held by the Company or any Subsidiary of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

          2.2.5 Fractional Shares. No fractional shares of Acquirer Common Stock shall be issued in connection with the Merger. In lieu thereof, each holder of Company Stock who would otherwise be entitled to receive a fraction of a share of Acquirer Common Stock pursuant to Section 2.2.2, computed after aggregating all shares of Acquirer Common Stock to be received by such holder pursuant to
Section 2.2.2, shall instead receive from Acquirer, upon surrender of such holder's Company Certificates pursuant to Article 7, an amount of cash (rounded to the nearest cent) equal to the product obtained by multiplying (a) the Acquirer Average Price Per Share by (b) the fraction of a share of Acquirer Common Stock that such holder would otherwise have been entitled to receive.

          2.2.6 Continuation of Vesting and Repurchase Rights. If any shares of Company Stock outstanding immediately prior to the Effective Time are unvested or subject to a repurchase option, vesting schedule or any other condition providing that such shares may be forfeited to or repurchased by the Company upon any termination of the relevant relationship (including employment or directorship) of the Company with the holder (or prior holder thereof) under the terms of any restricted stock purchase agreement, stock option agreement (including any stock option agreement under the Company Plan) or other agreement with the Company (such shares being referred to herein as "Unvested Company Shares"), then such repurchase option, vesting schedule or other condition shall be assigned to Acquirer and the shares of Acquirer Common Stock issued upon the conversion of such Unvested Company Shares in the Merger shall continue to be unvested and shall continue to be subject to the same repurchase options, vesting schedules or other conditions, as applicable, immediately following the Effective Time as they were subject to immediately prior to the Effective Time. The cash payable upon conversion of Unvested Company Shares shall be withheld by Acquirer and paid to each such holder upon the vesting of the shares of Acquirer Common Stock issued upon conversion of such Unvested Company Shares. The certificates representing such shares of Acquirer Common Stock shall accordingly be marked with appropriate legends noting such repurchase options, vesting schedules or other conditions. The Company shall take all actions that are reasonably necessary to ensure that, from and after the Effective Time, Acquirer (or its assignee) shall be entitled to exercise any such repurchase option, vesting schedule or other right set forth in any such restricted stock purchase agreement, vesting schedule or other agreement.

          2.2.7 Adjustment of Total Consideration.

          (a) At least two business days prior to the Closing (as scheduled in accordance with Section 7.1), the Company shall deliver to Acquirer its calculation of the Company's Tangible Net Worth as of the Closing and, if the Closing is scheduled to occur after August 31, 2002, the Company's Tangible Net Worth as of August 31, 2002 (collectively, the "Closing TNW Calculations"). The Closing TNW Calculations shall be in accordance with GAAP and shall include all of the line items specified in the definition of Tangible Net Worth. The Closing TNW Calculations shall be accompanied by a certificate of the Company's Chief Executive Officer representing and warranting to Acquirer that the Closing TNW Calculations are true, correct and complete in all material respects, have been prepared in accordance with GAAP and fairly present the financial position of the Company as of the Closing and as of August 31, 2002, as applicable (the "TNW Certificate"). The representations in the Closing TNW Calculations and the accompanying TNW Certificate shall be deemed representations of the Company for purposes of Article 11. Unless, in Acquirer's reasonable judgment after good faith negotiation with the Company, the Closing TNW Calculations contain a manifest error, Acquirer shall accept the Closing TNW Calculations (the "Closing Acceptance") for purposes of determining the Total Consideration as of the Closing.

          (b) Within 45 days after the Closing and notwithstanding the Closing Acceptance, Acquirer may object to the Closing TNW Calculations by written notice to the Representative. If Acquirer does not object to the Closing TNW Calculations within such 45-day period, then Acquirer shall be deemed to have agreed with the Closing TNW Calculations for purposes of this Section 2.2.7. Acquirer's objection to the Closing TNW Calculations, if any, shall include Acquirer's revised calculations of the Company's Tangible Net Worth as of the Closing and, if the Closing occurred after August 31, 2002, the Company's Tangible Net Worth as of August 31, 2002 (collectively, the "Post-Closing TNW Calculations"). Within 15 days after the Representative's receipt of the Post-Closing TNW Calculations, the Representative may object to the Post-Closing TNW Calculations by written notice to Acquirer setting forth the basis for the Representative's rejection of some or all of the calculations set forth in the Post-Closing TNW Calculations (the "Representative's Objection"). If the Representative does not object to the Post-Closing TNW Calculations within such 15-day period or if the Representative agrees with the Post-Closing TNW Calculations by delivering a written confirmation thereof to Acquirer within the specified 15-day period, then the Representative shall be deemed to have conclusively agreed with and shall be bound by the Post-Closing TNW Calculations for purposes of this Section 2.2.7 and Acquirer shall have the right to recover the difference between the reductions to the Total Consideration pursuant to Sections 2.2.7(c) and 2.2.7(d) using the Post-Closing TNW Calculations (the "Post-Closing Reductions") and the Closing Reductions (as defined below) in accordance with Article 11, including the forfeiture of all or a portion of the Escrow Fund. Acquirer and the Representative shall confer in good faith for a period of up to 15 days following Acquirer's receipt of the Representative's Objection, if any, concerning the subject matter of the Representative's Objection in an attempt to resolve it. If, after such 15-day period, Acquirer and the Representative cannot agree, then the parties shall attempt to agree upon a mutually satisfactory nationally recognized auditing firm (the "Firm"); provided, however, that if the parties cannot agree on a mutually satisfactory nationally recognized auditing firm, then each of Acquirer and the Representative shall select a nationally recognized auditing firm and the two firms so selected by Acquirer and the Representative shall select the Firm. The Firm shall review the Closing TNW Calculations and the Post-Closing TNW Calculations and make a final written determination of the Company's Tangible Net Worth as of the Closing and, if the Closing occurred after August 31, 2002, the Company's Tangible Net Worth as of August 31, 2002 (the "Firm Calculations"), which determination shall be conclusive and binding on Acquirer, the Representative, the Company and the Company Stockholders. The Firm's engagement pursuant to this
Section 2.2.7(b) shall be limited solely to determining the Company's Tangible Net Worth as of the Closing and, if the Closing occurred after August 31, 2002, the Company's Tangible Net Worth as of August 31, 2002. If the reductions to the Total Consideration pursuant to Sections 2.2.7(c) and 2.2.7(d) using the Firm Calculations (the "Final Reductions") are greater than the reductions to the Total Consideration pursuant to Sections 2.2.7(c) and 2.2.7(d) using the Closing TNW Calculations (the "Closing Reductions"), then Acquirer shall have the right to recover the difference between the Final Reductions and the Closing Reductions in accordance with Article 11, including the forfeiture of all or a portion of the Escrow Fund. Acquirer and the Company Stockholders (in proportion to each Company Stockholder's Pro Rata Share) shall initially bear the fees and expenses, in equal proportions, of the Firm in connection with its engagement pursuant to this Section 2.2.7(b). If the Final Reductions are greater than the Closing Reductions, then Acquirer shall be deemed to be the prevailing party and the Company Stockholders (in proportion to each Company Stockholder's Pro Rata Share) shall be deemed to be the non-prevailing party. If the Final Reductions are less than or equal to the Closing Reductions, then the Company Stockholders shall be deemed to be the prevailing party and Acquirer shall be deemed to be the non-prevailing party. The non-prevailing party shall pay all reasonable costs, fees and expenses related to the Firm's engagement pursuant to this
Section 2.2.7(b), including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party; provided, however, that if the Company Stockholders are deemed to be the non-prevailing party then the Company Stockholders shall satisfy their obligation under this sentence by forfeiture of all or a portion of the Escrow Fund as provided in
Article 11.

          (c) If (i) the Company's Tangible Net Worth as of the Closing (the "Closing TNW") is a more negative amount than negative $2,000,000 and (ii) the Closing occurs on or before August 31, 2002, then the Total Consideration shall be reduced by $1.00 for each $1.00 by which the Closing TNW is more negative than negative $2,000,000.

          (d) If (i) the Closing TNW is a more negative amount than negative $2,000,000 and (ii) the Closing occurs after August 31, 2002, then the Total Consideration shall be reduced as provided in this Section 2.2.7(d). If the Company's Tangible Net Worth as of August 31, 2002 (the "August 31 TNW") is a more negative amount than negative $2,000,000, then the Total Consideration shall be reduced by (A) $1.00 for each $1.00 by which the August 31 TNW is more negative than negative $2,000,000 and by (B) $0.50 for each $1.00 by which the Closing TNW is more negative than the August 31 TNW; provided, however, that, for purposes of clause (B), if the amount by which the Closing TNW is more negative than the August 31 TNW exceeds the Threshold, then the Total Consideration shall be reduced by $0.50 for each dollar in reduction until the Threshold is reached and by $1.00 for each dollar in reduction in excess of the Threshold. If the August 31 TNW is a less negative amount than (or a positive amount) or equal to negative $2,000,000, then the Total Consideration shall be reduced by $0.50 for each $1.00 by which the Closing TNW is more negative than negative $2,000,000;

provided, however, that if the amount by which the Closing TNW is more negative than the August 31 TNW exceeds the Threshold, then the Total Consideration shall be reduced by $0.50 for each dollar in reduction until the Threshold is reached and by $1.00 for each dollar in reduction in excess of the Threshold.

          (e) "Threshold" means, (i) if the Closing occurs on September 30, 2002, $1,470,705, and (ii) if the Closing occurs before September 30, 2002, the product of (A) $1,470,705 multiplied by (B) the quotient obtained by dividing
(x) the number of days that have elapsed between August 31, 2002 and the Closing Date by (y) 30.

     2.3 Adjustments for Capital Changes. Notwithstanding the provisions of this
Article 2, if Acquirer effects a subdivision (or stock split) of any of the outstanding shares of Acquirer Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of the outstanding shares of Acquirer Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Acquirer Common Stock into the same or a different number of shares of other classes or series of Acquirer stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend or other distribution on the outstanding shares of Acquirer Common Stock payable in shares of Acquirer Common Stock, in shares or securities convertible into shares of Acquirer Common Stock and/or other Acquirer equity securities, or is a party to a merger or consolidation with or into another corporation in which Acquirer is not the surviving entity (or is a party to a reverse triangular merger is which Acquirer is the surviving entity) and the shares of Acquirer's capital stock outstanding immediately prior to the merger or consolidation are converted into such other corporation's securities, cash or other property (each, a "Capital Change"), at any time after the Agreement Date and prior to the Effective Time, then the Common Conversion Number, the Series A Preferred Conversion Number, the Series B Preferred Conversion Number, the Cash Adjusted Common Conversion Number, the Cash Adjusted Series A Preferred Conversion Number, the Cash Adjusted Series B Preferred Conversion Number and the Option Conversion Number shall be equitably adjusted.

     2.4 Company Options. At the Effective Time, all outstanding options to purchase shares of Company Common Stock (collectively, "Company Options"), including all Company Options granted under the Company's 2000 Stock Option/Stock Issuance Plan (the "Company Plan"), shall be assumed by Acquirer and the Company's repurchase right with respect to any unvested shares of Company Common Stock acquired upon the exercise of Company Options shall be assigned to Acquirer. Each Company Option so assumed by Acquirer shall be entitled, in accordance with the terms of such option, to purchase after the Effective Time that number of shares of Acquirer Common Stock determined by multiplying (a) the number of shares of Company Common Stock subject to such Company Option at the Effective Time by (b) the Option Conversion Number. After the Effective Time, the exercise price per share for each such assumed Company Option shall equal the exercise price per share of the Company Option immediately prior to the Effective Time divided by the Option Conversion Number. If the foregoing calculations result in an assumed Company Option being exercisable for a fraction of a share or a fraction of a cent, then the number of shares of Acquirer Common Stock subject to such option shall be rounded down to the nearest whole number and the exercise price of such option shall be rounded up to the nearest cent. Except as specifically set forth in Schedule 3.4.2(a)(vi) of the Company Disclosure Letter, no Company Options shall become vested or exercisable solely as a result of the Merger. To the extent permitted by Applicable Laws and otherwise consistent with the terms of this Agreement, the term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the assumed Company Options as in effect immediately prior to the Effective Time shall otherwise be unchanged.

     2.5 Company Warrants; Preferred Rights. As of the Effective Time, all outstanding Company Warrants and all outstanding options, warrants and other rights to purchase shares of Company Series A Preferred Stock (collectively, "Series A Preferred Rights") and all outstanding options, warrants and other rights to purchase shares of Company Series B Preferred Stock, Company Series B-1 Preferred Stock and Company Series B-2 Preferred Stock (collectively, "Series B Preferred Rights" and together with the Series A Preferred Rights, the "Preferred Rights") shall have been terminated in accordance with their terms or shall have been exercised.

     2.6 Escrow. At the Effective Time, Acquirer shall withhold from the shares of Acquirer Common Stock to be issued to the Company Stockholders in the Merger upon conversion of their Company Stock pursuant to Section 2.2.2, each Company Stockholder's Pro Rata Share of that aggregate number of shares of Acquirer Common Stock having an aggregate value (based on the Acquirer Average Price Per Share) equal to 11.25% of the Total Consideration (such withheld shares of Acquirer Common Stock, the "Escrow Shares"). If a Company Stockholder holds Unvested Company Shares, then the shares of Acquirer Common Stock to be issued upon conversion hereunder of shares of Company Stock held by such Company Stockholder which are not Unvested Company Shares ("Vested Company Shares") shall be withheld and placed in escrow first and, thereafter, the Unvested Company Shares shall be withheld and placed in escrow (with the understanding that any Unvested Company Shares so placed in escrow shall vest prior to any such Unvested Company Shares not placed in escrow) to the extent necessary to satisfy such Company Stockholders' escrow obligations as set forth in the first sentence of this Section 2.6. The payment of any Escrow Shares in satisfaction of any indemnification obligations under Article 11 shall be made, with respect to each Company Stockholder, first with Vested Company Shares and then, if such shares are insufficient to satisfy such indemnification obligation and only to the extent of such insufficiency, shall such payment be made with Unvested Company Shares. Any shares of Acquirer Common Stock or other equity securities issued or distributed by Acquirer (including shares issued upon a stock split, stock dividend, recapitalization or other similar event) in respect of Escrow Shares shall also be withheld in the Escrow Fund. Cash dividends on the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders of the Escrow Fund. Acquirer shall hold the Escrow Shares as security for the Company Stockholders' indemnification obligations for Damages under Article 11.

     2.7 Effects of the Merger. At and upon the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, at the Effective Time:

          (a) the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time until thereafter amended in accordance with the provisions thereof or as provided by law; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read: "The name of the corporation is OneSecure, Inc.";

          (b) the Bylaws of Merger Sub immediately prior to the Effective Time shall continue unchanged and be the Bylaws of the Surviving Corporation immediately after the Effective Time until thereafter amended in accordance with the provisions thereof or as provided by law;

          (c) the directors of Merger Sub immediately prior to the Effective Time shall become the initial directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified; and

          (d) the corporate officers of Merger Sub immediately prior to the Effective Time shall become the initial corporate officers of the Surviving Corporation until their respective successors are duly appointed.

     2.8 Securities Law Issues; Registration Rights. Based in part upon the representations of the Company Stockholders in their Investment Representation Letters, Acquirer shall issue the shares of Acquirer Common Stock to be issued to the Company Stockholders in the Merger under Section 2.2.2 pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and the exemption from qualification under the laws of the State of California and other applicable state securities laws. Acquirer and the Company Stockholders will enter into a registration rights agreement in the form attached hereto as Exhibit H (the "Registration Rights Agreement") with respect to 70% of the shares of Acquirer Common Stock issued to the Company Stockholders (excluding the Escrow Shares) in exchange for shares of Company Stock. Subject to compliance by Acquirer with its obligations under the Registration Rights Agreement, holders of shares of Acquirer Common Stock to be issued in the Merger will be wholly responsible for compliance with all federal and state securities laws regarding the sale, transfer or other disposition of such shares.

     2.9 Tax Matters. The parties acknowledge their respective desire to structure the Merger to constitute a "reorganization" within the meaning of
Section 368(a) of the Code; provided, however, that such tax treatment shall not be a condition to either party's obligation to close the transactions contemplated herein. Subject to the qualifications set forth in the preceding sentence, (a) Acquirer and the Company shall use their reasonable good faith efforts to achieve such tax treatment and (b) the parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Acquirer makes no representations or warranties to the Company or to any Company Stockholder or other holder of Company securities regarding the tax treatment of the Merger, whether the Merger shall qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to any Company Stockholder or other holder of Company securities of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and the Company and the Company Stockholders acknowledge that the Company and the Company Stockholders are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.10 Further Assurances. If, at any time before or after the Effective Time, Acquirer believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then the Company, Acquirer, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Acquirer that, except as set forth in a numbered or lettered section of the letter addressed to Acquirer from the Company and dated as of the Agreement Date (including all Schedules thereto) that has been delivered by the Company to Acquirer concurrently herewith (the "Company Disclosure Letter") referencing a representation, warranty or statement herein, each of the representations, warranties and statements contained in the following Sections of this Article 3 is true and correct as of the Agreement Date and shall be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Company Disclosure Letter and its Schedules shall also be deemed to be representations and warranties made and given by the Company under this Article 3.

     3.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, operate and lease its properties and to carry on the Company Business. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate have a Material Adverse Effect on the Company. The Company has delivered to Acquirer's legal counsel true and complete copies of the currently effective Certificate of Incorporation and Bylaws of the Company, each as amended to date. The Company is not in violation of its Certificate of Incorporation or Bylaws, each as currently in effect, or the Restated Certificate (upon its approval and adoption by the Board of Directors of the Company and the Company Stockholders and filing with and acceptance by the Delaware Secretary of State as contemplated by this Agreement).

     3.2 Subsidiaries. The Company does not have any Subsidiary or any equity or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. The Company is not obligated to make nor is it bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity.

     3.3 Power, Authorization and Validity.

          3.3.1 Power and Authority. The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Company Ancillary Agreements and, subject to approval of the Merger and the adoption of this Agreement and the Company Ancillary Agreements by holders of at least a majority of the outstanding shares of Company Common Stock and at least 85% of the outstanding shares of Company Preferred Stock, to consummate the Merger. The Merger and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by the Company's Board of Directors. The Company and the Company Stockholders listed in Exhibit A have executed and delivered to Acquirer the Voting Agreement pursuant to which such Company Stockholders have agreed to vote their shares of Company Stock in favor of the Merger and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, which votes are sufficient to obtain the Company Stockholder Approval.

          3.3.2 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative or other agency, commission or other governmental entity, department, division, unit, branch or authority (each, a "Governmental Authority"), or any other person, governmental or otherwise, is necessary or required to be made or obtained by the Company to enable the Company to lawfully execute and deliver, enter into, and perform its obligations under this Agreement and each of the Company Ancillary Agreements or to consummate the Merger, except for: (a) the filing of the Certificate of Merger with the Delaware Secretary of State; (b) the Company Stockholder Approval; (c) the filing of the Restated Certificate with the Delaware Secretary of State; (d) the consents set forth in Schedule 3.5 of the Company Disclosure Letter; and (e) such other filings, if any, as may be required in order for the Company to comply with applicable federal and state securities laws.

          3.3.3 Enforceability. This Agreement has been duly executed and delivered by the Company. This Agreement and each of the Company Ancillary Agreements are, or when executed by the Company shall be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     3.4 Capitalization of the Company.

          3.4.1 Authorized and Outstanding Capital Stock of the Company. As of the Agreement Date, the authorized capital stock of the Company consists solely of: (a) 70,000,000 shares of Company Common Stock, of which a total of 11,380,610 shares are issued and outstanding as of the Agreement Date; and (b) 72,528,566 shares of Company Preferred Stock, of which (i) 14,028,566 shares are designated as Company Series A Preferred Stock, 14,022,852 of which are issued and outstanding as of the Agreement Date and shall be issued and outstanding as of the Closing Date, (ii) 19,500,000 shares are designated as Company Series B


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

Preferred Stock, 9,417,496 (such amount includes 34,506 shares of Company Series B Preferred Stock subject to currently outstanding warrants to purchase shares of Company Series B Preferred Stock) of which are issued and outstanding as of the Agreement Date and shall be issued and outstanding as of the Closing Date,
(iii) 19,500,000 shares are designated as Company Series B-1 Preferred Stock, none of which are issued and outstanding as of the Agreement Date and shall be issued and outstanding as of the Closing Date, and (iv) 19,500,000 shares are designated as Company Series B-2 Preferred Stock, none of which are issued and outstanding as of the Agreement Date and shall be issued and outstanding as of the Closing Date. As of the Agreement Date and as of the Effective Time, each share of Company Preferred Stock is convertible into one share of Company Common Stock. The numbers of issued and outstanding shares of Company Stock held of record by each Company Stockholder as of the Agreement Date are set forth in
Schedule 3.4.1(a) of the Company Disclosure Letter, no shares of Company Stock are issued or outstanding as of the Agreement Date that are not set forth in
Schedule 3.4.1(a) of the Company Disclosure Letter and no such shares shall be issued or outstanding as of the Closing Date that are not set forth in Schedule 3.4.1(a) of the Company Disclosure Letter except for shares of Company Common Stock issued pursuant to the exercise of outstanding Company Options listed in
Schedule 3.4.2(a) of the Company Disclosure Letter or Company Warrants listed in
Schedule 3.4.2(b) of the Company Disclosure Letter or pursuant to the conversion of outstanding shares of Company Preferred Stock. As of the Closing Date and subject to necessary approval of the Company Stockholders, upon the filing of the Restated Certificate with the Delaware Secretary of State, the authorized capital stock of the Company shall be as set forth in the Restated Certificate. The Company holds no treasury shares. All issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, right of first refusal (other than in favor of the Company) or preemptive right created by Applicable Law, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Laws and all requirements set forth in applicable agreements or instruments. There is no liability for dividends accrued and unpaid by the Company. Schedule 3.4.1(a) of the Company Disclosure Letter sets forth (i) all rights of rescission, rights of first refusal and preemptive rights created by Applicable Law, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound to which outstanding securities of the Company are subject and (ii) all voting agreements, registration rights, co-sale rights and other restrictions to which outstanding securities of the Company are subject.

          3.4.2 Options, Warrants, Unvested Company Shares and Rights. The Company has reserved an aggregate of 11,250,000 shares of Company Common Stock for issuance pursuant to the Company Plan (including shares subject to outstanding Company Options). A total of 6,673,445 shares of Company Common Stock are subject to outstanding Company Options as of the Agreement Date and as of the Closing Date, except for Company Options that are exercised after the Agreement Date and before the Closing Date in accordance with their terms.
Schedule 3.4.2(a) of the Company Disclosure Letter sets forth, for each Company Option, (i) the name of the holder of such Company Option, (ii) the exercise price per share of such Company Option, (iii) the number of shares covered by such Company Option, (iv) the vesting schedule for such Company Option, (v) the extent such Company Option is vested as of the Agreement Date, and (vi) whether the exercisability of such Company Option shall be accelerated in any manner by any of the transactions contemplated by this Agreement or any Company Ancillary Agreement or upon any other event or condition and the extent of acceleration, if any. Schedule 3.4.2(b) of the Company Disclosure Letter sets forth, for each Company Warrant, (i) the name of the holder of such Company Warrant, (ii) the exercise price per share of such Company Warrant, and (iii) the number of shares covered by such Company Warrant.
Schedule 3.4.2(c) of the Company Disclosure Letter sets forth all holders of Unvested Company Shares, and for each such Company Stockholder, the number of Unvested Company Shares held, the terms of the Company's rights to repurchase such Unvested Company Shares, the schedule on which such rights lapse and whether such repurchase rights lapse in full or in part as a result of any of the transactions contemplated by this Agreement or any Company Ancillary Agreement or upon any other event or condition. Schedule 3.4.2(d) of the Company Disclosure Letter sets forth, for each Preferred Right, (i) the name of the holder of such Preferred Right, (ii) the exercise price per share of such Preferred Right, (iii) the number of shares covered by such Preferred Right,
(iv) the vesting schedule for such Preferred Right, (v) the extent such Preferred Right is vested as of the Agreement Date, and (vi) whether the exercisability of such Preferred Right shall be accelerated in any manner by any of the transactions contemplated by this Agreement or any Company Ancillary Agreement or upon any other event or condition and the extent of acceleration, if any. Pursuant to their terms, as of the Effective Time, all Company Warrants and all Preferred Rights shall have been terminated in accordance with their terms or shall have been exercised. True and correct copies of the Company Plan, the standard agreement under the Company Plan and each agreement for each Company Option that does not conform, in all substantive respects, to the standard agreement under the Company Plan have been delivered by the Company to Acquirer's legal counsel. All outstanding Company Options, Company Warrants and Preferred Rights have been issued and granted in compliance with all requirements of Applicable Laws and all requirements set forth in applicable agreements or instruments. Except for Company Options, Company Warrants, Preferred Rights and the conversion rights of the Company Preferred Stock, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of Company Capital Stock or any securities or debt convertible into or exchangeable for Company Capital Stock or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or agreement. There are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to any outstanding securities of the Company, except rights of first refusal and repurchase options in favor of the Company with respect to shares of Company Common Stock. The Company is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

     3.5 No Conflict. Neither the execution and delivery of this Agreement or any of the Company Ancillary Agreements by the Company, nor the consummation of the Merger or any other transaction contemplated hereby or thereby, shall conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under:
(a) any provision of the Certificate of Incorporation or Bylaws of the Company, each as currently in effect, or the Restated Certificate (upon its approval and adoption by the Board of Directors of the Company and the Company Stockholders and filing with and acceptance by the Delaware Secretary of State as contemplated by this Agreement); (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to the Company or any of its assets or properties; or (c) any contract, agreement, arrangement, commitment or undertaking, including any instrument, permit, mortgage, lease, license, understanding, letter of intent or memorandum of understanding (whether written or oral), to which the Company is a party or by which the Company or any of its assets or properties are bound. Neither the Company's entering into this Agreement nor the consummation of the Merger or the transactions contemplated thereby shall give rise to, or trigger the application of, any rights of any third party that would come into effect upon the consummation of the Merger. The consummation of the Merger by the Company shall not require the consent, release, waiver or approval of any third party (including the consent of any party required to be obtained in order to keep any agreement between such party and the Company in effect following the Merger or to provide that the Company is not in breach or violation of any such agreement following the Merger), other than the Company Stockholder Approval.

     3.6 Litigation. There is no action, suit, arbitration, mediation, proceeding, claim or, to the Company's knowledge, investigation pending against the Company (or against any officer, director, employee or agent of the Company in their capacity as such or relating to their employment, services or relationship with the Company) before any court, Governmental Authority, arbitrator or mediator, nor, to the Company's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator outstanding against the Company. To the Company's knowledge, there is no basis for any person to assert a claim against the Company based upon: (a) the Company's entering into this Agreement or any Company Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Company Ancillary Agreement; or (b) a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of the Company's capital stock or any rights as a Company stockholder, including any option, warrant, preemptive right or right to notice or to vote, other than the rights of the Company Stockholders with respect to the Company Common Stock shown as being owned by such persons on
Schedule 3.4.1(a) of the Company Disclosure Letter, the rights of holders of Company Options shown as being owned by such persons on Schedule 3.4.2(a) of the Company Disclosure Letter, the rights of holders of Company Warrants shown as being owned by such persons on Schedule 3.4.2(b) of the Company Disclosure Letter, and the rights of holders of Preferred Rights shown as being owned by such persons on Schedule 3.4.2(d) of the Company Disclosure Letter.

     3.7 Taxes.

          3.7.1 The Company has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP on the Balance Sheet, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Balance Sheet), has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All such returns and reports are true, correct and complete, and the Company has provided Acquirer with true and correct copies of such returns and reports. The Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against the Company or any of the officers, employees or agents of the Company in their capacity as such. The Company has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including any sales or use taxing authority) regarding the Company; or (b) have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. No tax return of the Company is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable taxing authority conducting such audit and all taxes determined by such audit to be due from the Company have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any of the Company's assets other than liens that arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by the Company of any statute of limitations with respect to any taxes nor has the Company agreed to any extension of time for filing any tax return that has not been filed; and the Company has not consented to extend to a date later than the Agreement Date the period in which any tax may be assessed or collected by any taxing authority. The Company is not a "personal holding company" within the meaning of the Code. The Company has not filed any election under Section 341(f) of the Code. The Company has withheld all taxes, including federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate taxing authority within the time prescribed by law. Since its inception, the Company has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations. The Company is not a party to nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement. The Company has never been distributed in a transaction qualifying under Section 355 of the Code, and the Company has never distributed any corporation in a transaction qualifying under Section 355 of the Code.

          3.7.2 For the purposes of this Section 3.7, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

     3.8 Company Financial Statements. The Company has delivered to Acquirer as attachments to Schedule 3.8 of the Company Disclosure Letter (i) audited consolidated balance sheets of the Company dated December 31, 2000 and December 31, 2001, (ii) an audited consolidated balance sheet of the Company dated June 30, 2002, (iii) the Company's audited consolidated statements of operations, statements of cash flows and statements of changes in stockholders' equity for the years ended December 31, 2000 and December 31, 2001, and (iv) the Company's audited consolidated statements of operations, statements of cash flows and statements of changes in stockholders' equity for the six-month period ended June 30, 2002 (all such financial statements of the Company and any notes thereto, together with the financial statements of the Company delivered to Acquirer pursuant to Section 9.21, are hereinafter collectively referred to as the "Company Financial Statements"). In addition, the Company has delivered to Acquirer as attachments to Schedule 3.8 of the Company Disclosure Letter true, correct and complete copies of all material accounting policies used in preparing the Company Financial Statements. Frank, Rimerman & Co. is currently auditing the Company's financial statements for the fiscal years ended December 31, 2000 and December 31, 2001. Notwithstanding such audit by Frank, Rimerman & Co., the Company Financial Statements: (a) are derived from and are in accordance with the books and records of the Company; (b) fairly present the financial condition of the Company at the dates therein indicated and the results of operations for the periods therein specified; (c) have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for any absence of notes to any of the unaudited Company Financial Statements; and (d) are true, correct and complete in all material respects. The Company has no debt, liability, obligation or commitment of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those (a) shown on the Company's unaudited balance sheet as of June 30, 2002 included in the Company Financial Statements (the "Balance Sheet") and (b) that may have been incurred after June 30, 2002 (the "Balance Sheet Date") in the ordinary course of the Company's business consistent with its past practices and that are, individually or in the aggregate, not material to the business results of operations or financial condition of the Company. All reserves established by the Company that are set forth in or reflected in the Balance Sheet are adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("Statement No. 5") issued by the Financial Accounting Standards Board in March
1975) that are not adequately provided for in the Balance Sheet as required by Statement No. 5. The Company Financial Statements comply in all material respects with the American Institute of Certified Public Accountants' Statement of Position 97-2. The Company has not had any dispute with any of its auditors regarding accounting matters or policies.

     3.9 Title to Properties. The Company has good and marketable title to, or valid leasehold interests in or other valid rights to use, all of the assets and properties (including those shown on the Balance Sheet) used in the Company Business, free and clear of all Encumbrances, other than liens for current taxes that are not yet due and payable and as shown in the Company Financial Statements. Such assets are sufficient for the continued operation of the Company Business. All machinery, vehicles, equipment and other tangible personal property owned or leased by the Company or used in the Company Business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. The Company is not in violation, in any material respect, of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has the Company received any notice of violation of law with which it has not complied. The Company does not own any real property. Schedule 3.9 of the Company Disclosure Letter sets forth a complete and accurate list and a brief description of all personal property, including capital equipment, owned or leased by the Company with an individual value of $1,000 or greater.

     3.10 Absence of Certain Changes. Since the Balance Sheet Date, the Company has operated its business in the ordinary course consistent with its past practices, and since such date there has not been with respect to the Company any:

          (a) Material Adverse Change;

          (b) amendment or change in its Certificate of Incorporation or Bylaws, except as contemplated by the Restated Certificate;

          (c) incurrence, creation or assumption of (i) any Encumbrance on any of its assets or properties, (ii) any obligation or liability or any indebtedness for borrowed money, or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

          (d) except as described in Section 3.4.1, any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of its capital stock, or any acceleration or release of any right to repurchase shares of its capital stock upon the stockholder's termination of employment or services with it or pursuant to any right of first refusal;

          (e) payment or discharge of any Encumbrance on any of its assets or properties, or payment or discharge of any of its liabilities, in each case that was not either shown on the Balance Sheet or incurred in the ordinary course of its business consistent with its past practices after the Balance Sheet Date in an amount not in excess of $10,000 for any single liability to a particular creditor;

          (f) purchase, license, sale, grant, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of its assets (including Company IP Rights and other intangible assets), properties or goodwill other than the sale of its hardware products or nonexclusive object code license of the its software products to its customers in the ordinary course of its business consistent with its past practices;

          (g) damage, destruction or loss of any material property or material asset, whether or not covered by insurance;

          (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any redemption, purchase or other acquisition of any of its capital stock or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities, except for the repurchase of Company Stock from the Company's employees, directors, consultants or contractors in connection with the termination of their services at the original purchase price paid per share;

          (i) change or increase in the compensation payable or to become payable to any of its officers, directors, employees or agents, or in any bonus, pension, severance, retention, insurance or other benefit payment or arrangement (including stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, directors, employees or agents except as contemplated by this Agreement;

          (j) change with respect to its management, supervisory or other key personnel;

          (k) obligation or liability incurred by it to any of its officers, directors or stockholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of its business consistent with its past practices;

          (l) making by it of any loan, advance or capital contribution to, or any investment in, any of its officers, directors or stockholders or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

          (m) entering into, amendment of, relinquishment, termination or nonrenewal by it of any contract, agreement, arrangement, commitment or undertaking (or any other right or obligation) other than in the ordinary course of its business consistent with its past practices or any written or, to the Company's knowledge, oral indication or assertion by the other party thereto of any material problems with its services or performance under such contract, agreement, arrangement, commitment or undertaking (or other right or obligation) or such other party's desire to so amend, relinquish, terminate or not renew any such contract, agreement, arrangement, commitment or undertaking (or other right or obligation);

          (n) material change in the manner in which it extends discounts, credits or warranties to customers or otherwise deals with its customers;

          (o) entering into by it of any transaction, contract, agreement, arrangement, commitment or undertaking that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on its part that involves in excess of $10,000 or that is not entered into in the ordinary course of its business consistent with its past practices, or the conduct of any business or operations other than in the ordinary course of its business consistent with its past practices;

          (p) license or transfer or grant of a right under any Company IP Rights, except in the ordinary course of its business consistent with its past practices; or

          (q) change in accounting methods or practices or revaluation of any of its assets.


     3.11 Contracts and Commitments/Licenses and Permits. Schedules 3.11(a) through (n) of the Company Disclosure Letter set forth a list of each of the following written or oral contracts, agreements, arrangements, commitments and undertakings, including leases, licenses, permits, assignments, mortgages, transactions, obligations or other instruments to which the Company is a party or to which the Company or any of its assets or properties is bound:

          (a) any contract, agreement, arrangement, commitment or undertaking providing for payments (whether fixed, contingent or otherwise) by or to it in an aggregate amount of $10,000 or more;

          (b) any dealer, distributor, OEM (original equipment manufacturer), VAR (value added reseller), sales representative or similar contract, agreement, arrangement, commitment or undertaking under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any of its products, services or technologies;

          (c) any contract, agreement, arrangement, commitment or undertaking providing for the development of any software, content, technology or intellectual property for (or for the benefit or use of) it, or providing for the purchase by or license to (or for the benefit or use of) it of any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property, which software, content, technology or intellectual property is in any manner used or incorporated (or is contemplated by it to be used or incorporated) in connection with any aspect or element of any product, service or technology of it (other than software generally available to the public at a per copy license fee of less than $500 per copy);

          (d) any joint venture or partnership contract, agreement, arrangement, commitment or undertaking that has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

          (e) any contract, agreement, arrangement, commitment or undertaking for or relating to the employment by it of any officer, employee or consultant or any other type of contract, agreement, arrangement, commitment or undertaking with any of its officers, employees or consultants that is not immediately terminable by it without cost or other liability;

          (f) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other contract, agreement, arrangement, commitment or undertaking for or with respect to the borrowing of money, a line of credit or a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (g) any lease or other contract, agreement, arrangement, commitment or undertaking under which it is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

          (h) any contract, agreement, arrangement, commitment or undertaking that restricts it from engaging in any aspect of its business; from participating or competing in any line of business or market; from freely setting prices for its products, services or technologies (including most favored customer pricing provisions); from engaging in any business in any market or geographic area or that grants any exclusive rights to any party; or from soliciting potential employees, consultants, contractors or other suppliers or customers;

          (i) any Company IP Rights Agreement;

          (j) any contract, agreement, arrangement, commitment or undertaking providing for the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of its capital stock or other securities or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those contracts, agreements, arrangements, commitments or undertakings conforming to the standard agreement under the Company Plan;

          (k) any contract, agreement, arrangement or undertaking with or commitment to any labor union;

          (l) any contract, agreement, arrangement, commitment or undertaking with any Governmental Authority;

          (m) any contract, agreement, arrangement, commitment or undertaking relating to the Company's managed security service provider business; and

          (n) any Governmental Permit.

     A true and complete copy of each agreement or document required by these subsections (a) through (m) of this Section 3.11 to be listed in Schedule 3.11 of the Company Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "Company Material Agreements") and a copy of each Governmental Permit required by subsection (n) of this Section 3.11 to be listed in Schedule 3.11 of the Company Disclosure Letter has been delivered to Acquirer. Notwithstanding the disclosure required by the specific subsections of this Section 3.11, any contract, agreement, arrangement, commitment or undertaking relating to the Company's managed security service provider business shall only be listed in Schedule 3.11(m) of the Company Disclosure Letter and, if applicable, Schedule 3.11(h) of the Company Disclosure Letter and shall not be listed in any other schedule of Section 3.11 of the Company Disclosure Letter.

     3.12 No Default; No Restrictions.

          3.12.1 The Company is not, nor to the Company's knowledge is any other party, in material breach or default under any Company Material Agreement. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall or would reasonably be expected to (i) result in a violation or breach of any of the provisions of any Company Material Agreement or (ii) give any third party, to the Company's knowledge, (A) the right to declare a default or exercise any remedy under any Company Material Agreement, (B) the right to a rebate, refund, chargeback, penalty or change in delivery schedule under any Company Material Agreement, (C) the right to accelerate the maturity or performance of any obligation of the Company under any Company Material Agreement, or (D) the right to cancel, terminate or modify any Company Material Agreement or require the Company to repay or refund any amounts. The Company has not received any written, or, to the Company's knowledge, oral notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Material Agreement. Without limiting the foregoing, the Company does not have any liability or obligation for renegotiation of any contracts or subcontracts with any Governmental Authority or for the refund or other repayment of any amounts previously awarded, advanced or paid to the Company by any Governmental Authority.

          3.12.2 Except as listed in Schedule 3.11(h) of the Company Disclosure Letter, the Company is not a party to, and no asset or property of the Company is bound or affected by, any


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

judgment, injunction, order, decree, contract, covenant, agreement, arrangement, commitment or undertaking (noncompete or otherwise) that restricts or prohibits, or purports to restrict or prohibit, the Company or, following the Effective Time, the Surviving Corporation or Acquirer, from freely engaging in the Company Business or from competing anywhere in the world (including any judgments, injunctions, orders, decrees, contracts, covenants, agreements, arrangements, commitments or undertakings restricting the geographic area in which the Company may sell, license, market, distribute or support any products or technology or provide services or restricting the markets, customers or industries that the Company may address in operating the Company Business or restricting the prices which the Company may charge for its products, technology or services), or includes any grants by the Company of exclusive rights or licenses.

          3.12.3 Except as specifically described in Schedule 3.12.3 of the Company Disclosure Letter, there are no present or contingent rights or obligations for payment of any amount or performance of any material duty by or to the Company or any other person under any contract, agreement, arrangement, commitment or undertaking listed in Schedule 3.11(m) of the Company Disclosure Letter. For the avoidance of doubt, the required expenditure of any amount or the required performance of any material obligation, except as specifically described in Schedule 3.12.3 of the Company Disclosure Letter, under any such contract, agreement, arrangement, commitment or undertaking listed in Schedule 3.11(m) of the Company Disclosure Letter shall constitute a breach of the representation in this Section 3.12.3.

     3.13 Intellectual Property.

          3.13.1 The Company (i) owns and has independently developed or (ii) has the valid right or license to use, possess, develop, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property (as defined below) used in the conduct of the Company Business (such Intellectual Property being hereinafter collectively referred to as the "Company IP Rights"). Such Company IP Rights are sufficient for such conduct of the Company Business. As used herein, the term "Intellectual Property" means, collectively, all worldwide industrial and intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, technology, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers' notes, memoranda and records. As used in this Section 3.13, "Company-Owned IP Rights" means Company IP Rights that are owned by or exclusively licensed to the Company; and "Company-Licensed IP Rights" means Company IP Rights that are not Company-Owned IP Rights.

          3.13.2 Neither the execution, delivery and performance of this Agreement or the Certificate of Merger nor the consummation of the Merger and the other transactions contemplated by this Agreement and/or by the Company Ancillary Agreements shall, in accordance with their terms: (a) constitute a material breach of or default under any instrument, license or other contract, agreement, arrangement, commitment or undertaking governing any Company IP Right (collectively, the "Company IP Rights Agreements"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company IP Right; or
(c) materially impair the right of the Company or the Surviving Corporation to use, possess, sell or license any Company IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by the Company to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Company IP Rights by the Company to the extent necessary for the conduct of the Company Business and none shall become payable as a result of the consummation of the transactions contemplated by this Agreement.

          3.13.3 Neither the use, development, manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by the Company or currently under development by the Company violates any license or contract, agreement, arrangement, commitment or undertaking between the Company and any third party or infringes or misappropriates any Intellectual Property right of any other party; and there is no pending or, to the Company's knowledge, threatened claim or litigation contesting the validity, ownership or right of the Company to exercise any Company IP Right, nor to the Company's knowledge, is there any legitimate basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts or shall conflict with the rights of any other party, nor, to the Company's knowledge, is there any legitimate basis for any such assertion.

          3.13.4 No current or former employee, consultant or independent contractor of the Company: (a) is (or, in the case of a former employee, was during the time that such employee was employed by the Company) in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, noncompetition agreement or any other contract, agreement, arrangement, commitment or undertaking with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission; or (b) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any employee of the Company or the use by the Company of the services of any consultant or independent contractor does not subject the Company to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company, whether such liability is based on contractual or other legal obligations to such third party.

          3.13.5 The Company has taken all necessary steps to protect, preserve and maintain the secrecy and confidentiality of the Company IP Rights and to preserve and maintain all the Company's interests and proprietary rights in the Company IP Rights. All current and former officers, employees and consultants of the Company having access to proprietary information of the Company, its customers or business partners and inventions owned by the Company have executed and delivered to the Company an agreement regarding the protection of such proprietary information and the assignment of inventions to the Company (in the case of proprietary information of the Company's customers and business partners, to the extent required by such customers and business partners); and copies of all such agreements have been made available to Acquirer's legal counsel. The Company has secured valid written assignments from all of the Company's current and former consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Company-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that the Company does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of the Company has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP Rights or any Company IP Right that the Company purports to own.

          3.13.6 Schedule 3.13.6 of the Company Disclosure Letter contains a true and complete list of (i) all worldwide registrations made by or on behalf of the Company of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any Governmental Authority or quasi-governmental authority, including Internet domain name registries, and (ii) all applications, registrations, filings and other formal written governmental actions made, taken or that must be made or taken within 90 days of the Closing Date pursuant to federal, state and foreign laws by the Company to secure, perfect or protect its interest in the Company IP Rights, including all patent applications, copyright applications and applications for registration of trademarks and service marks. All registered patents, trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses, and copyrights held by the Company are valid, enforceable and subsisting, and the Company is the record owner thereof.

          3.13.7 The Company owns all right, title and interest in and to all Company-Owned IP Rights free and clear of all Encumbrances and licenses (other than licenses and rights listed in Schedule 3.13.8 of the Company Disclosure Letter). The right, license and interest of the Company in and to all Company-Licensed IP Rights (subject to the right, title and interest of the third party that owns such underlying Company-Licensed IP Rights and has granted a license to the Company in any such Company-Licensed IP Rights) are free and clear of all Encumbrances, licenses and rights (other than licenses and rights listed in Schedule 3.13.8 of the Company Disclosure Letter).

          3.13.8 Schedule 3.13.8 of the Company Disclosure Letter contains a true and complete list of (i) all licenses, sublicenses and other contracts, agreements, arrangements, commitments and undertakings as to which the Company is a party and pursuant to which any person is authorized to use any Company IP Rights, (ii) all licenses, sublicenses and other contracts, agreements, arrangements, commitments and undertakings as to which the Company is a party and pursuant to which the Company is authorized to use any third party Intellectual Property, and (iii) all rights of any Governmental Authority in or to any Company IP Rights, including rights to distribute, sublicense, acquire, modify, develop software or services incorporating, or otherwise use any Company IP Right.

          3.13.9 Neither the Company nor any other party acting on its behalf has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code (as defined below). Except as disclosed in Schedule 3.13.9 of the Company Disclosure Letter, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to, result in the disclosure or delivery by the Company or any other party acting on its behalf to any party of any Company Source Code. Schedule 3.13.9 of the Company Disclosure Letter identifies each contract, agreement, arrangement, commitment or undertaking (whether written or oral) pursuant to which the Company has deposited, or is or may be required to deposit, with an escrow agent or other party, any Company Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Company Source Code. As used in this Section 3.13.9, "Company Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any Company-Owned IP Rights or any other product or service marketed or currently proposed to be marketed by the Company.

          3.13.10 To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company IP Rights by any third party, including any employee or former employee of the Company. Except as disclosed in Schedule 3.13.8 of the Company Disclosure Letter, the Company has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed or provided by the Company.

          3.13.11 All products developed and licensed by the Company to customers and all services provided by or through the Company to customers on or prior to the Closing Date conform in all material respects (to the extent required in contracts, agreements, arrangements, commitments and undertakings with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers, and the Company has no material liability (and, to the Company's knowledge, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any material liability relating to the foregoing contracts, agreements, arrangements, commitments and undertakings) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet. The Company has not received any written notice of any malfunctions with respect to any of the Company's products or any other customer complaints related thereto and, to the Company knowledge, there are no such malfunctions or complaints. The Company has made available to Acquirer all material documentation and notes relating to the testing of the Company's software products and plans and specifications for software products currently under development by the Company.

          3.13.12 No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties (other than funds received in consideration for the Company's capital stock) was used in the development of the computer software programs or applications owned by the Company. No current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company IP Rights has performed services for the government, for a university, college or other educational institution or for a research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

          3.13.13 No Public Software (as defined below) forms part of the Company IP Rights or was or is used in connection with the development of any Company IP Right, incorporated in whole or in part, or has been distributed, in whole or in part, in conjunction with any Company IP Right. As used in this
Section 3.13.13, "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g.,
PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License
(SISL); (vii) the BSD License; and (viii) the Apache License.

     3.14 Compliance with Laws.

          3.14.1 The Company has materially complied, and is now and at the Closing Date shall be in material compliance with all Applicable Laws.

          3.14.2 All materials, products and services distributed or marketed by the Company have at all times made all material disclosures to users or customers required by Applicable Laws, and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive in any material respect.

          3.14.3 The Company holds all material permits, licenses and approvals from, and has made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary and/or legally required to be held by to conduct the Company Business, including with respect to the export of any of the Company's products, without any violation of any Applicable Law ("Governmental Permits"), and all such Governmental Permits are valid and in full force and effect. The Company has not received any notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

          3.14.4 Neither the Company nor any director, officer, agent or employee of the Company has, for or on behalf of the Company, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other payment in violation of any Applicable Law.

     3.15 Certain Transactions and Agreements. None of the officers and directors of the Company and, to the Company's knowledge, none of the employees or stockholders of the Company, nor any family member of an officer, director, employee or stockholder of the Company, has any direct ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than 2% of the stock of any corporation whose stock is publicly traded). To the Company's knowledge, none of the officers, directors, employees or stockholders of the Company, nor any member of their immediate families, has any indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than 2% of the stock of any corporation whose stock is publicly traded). None of said officers or directors or, to the Company's knowledge, employees or stockholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract, agreement, arrangement, commitment or undertaking with the Company, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Acquirer. None of said officers or directors or, to the Company's knowledge, employees, stockholders or family members has any interest in any property, real or personal, tangible or intangible (including any Company IP Rights or any other Intellectual Property), that is used in, or that pertains to, the Company Business, except for the rights of a stockholder under Applicable Laws.

     3.16 Employees, ERISA and Other Compliance.

          3.16.1 The Company is in compliance in all material respects with all Applicable Laws, contracts, agreements, arrangements, commitments and undertakings relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including employee compensation matters, and has correctly classified employees as exempt employees and nonexempt employees under the Fair Labor Standards Act. A list of all employees, officers and consultants of the Company and their current title and/or job description and compensation is set forth in Schedule 3.16.1 of the Company Disclosure Letter. The Company does not have any employment or consulting contracts, agreements, arrangements, commitments or undertakings currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

          3.16.2 The Company (a) is not now, nor has ever been, subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, agreement, arrangement, commitment or undertaking, written or oral, with any trade or labor union, employees' association or similar organization, and (d) has no current labor disputes. The Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby shall have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. All of the employees of the Company are legally permitted to be employed by the Company in the United States of America in their current job capacities for the maximum period allowed under Applicable Laws.

          3.16.3 The Company has no pension plan which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of the Company is subject to Title IV of ERISA.

          3.16.4 (a) Schedule 3.16.4 of the Company Disclosure Letter lists each employment, severance or other similar contract, agreement, arrangement, commitment or undertaking, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors that is entered into, maintained or contributed to by the Company or any ERISA Affiliate (as defined below) and covers any employee or former employee of the Company. Such contracts, agreements, arrangements, commitments, undertakings, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as "Company Benefit Arrangements." For purposes of this
Section 3.16, "ERISA Affiliate" means any entity which is a member of: (i) a "controlled group of corporations", as defined in Section 414(b) of the Code;
(ii) a group of entities under "common control", as defined in Section 414(c) of the Code; or (iii) an "affiliated service group", as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company.

               (b) Each Company Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement and, unless otherwise indicated in Schedule 3.16.4 of the Company Disclosure Letter, each such Company Benefit Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA that is intended to qualify under Section 401(a) of the Code has received a favorable opinion, advisory, notification and/or determination letter, as applicable, that such plan satisfied the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 (collectively referred to as "GUST"), the Tax Reform Act of 1986, the IRS Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000 (a copy of which letter(s) have been delivered to Acquirer and its legal counsel) or applied timely to the Internal Revenue Service for such letter. No Company Benefit Arrangement shall be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. No employee of the Company and no person subject to any health plan of the Company has made medical claims through any such health plan during the 12 months preceding the Agreement Date for more than $100,000 in the aggregate for which the Company is responsible. For purposes of the foregoing sentence, any exception to such representation and warranty set forth in the Company Disclosure Letter shall be stated generally and shall not identify any employee of the Company or person subject to any health plan of the Company who has made medical claims.

               (c) The Company has delivered to Acquirer and its legal counsel a complete and correct copy and description of each Company Benefit Arrangement, including trust documents, insurance policies and contracts, employee booklets, summary plan descriptions, summary of material modifications and other authorizing documents, and any material employee communications relating thereto.

               (d) The Company has timely filed and delivered to Acquirer and its legal counsel the three most recent annual reports (Form 5500) for each Company Benefit Arrangement that is subject to ERISA and Code reporting requirements.

               (e) The Company has not ever been a participant in any "prohibited transaction" within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Company sponsors as employer or in which the Company participates as an employer which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA) or that could result in an excise tax under the Code.

               (f) All contributions due from the Company with respect to any of the Company Benefit Arrangements have been made or have been accrued on the Company's financial statements (including the Company Financial Statements), and no further contributions shall be due or shall have accrued thereunder as of the Closing Date.

               (g) All individuals who, pursuant to the terms of any Company Benefit Arrangement, are entitled to participate in any Company Benefit Arrangement, are currently participating in such Company Benefit Arrangement or have been offered an opportunity to do so and have declined in writing.

               (h) The Company shall not have any liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

          3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Company Benefit Arrangement that would increase materially the expense of maintaining such Company Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 2002.

          3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of the Company are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code, Sections 601 through 608 of ERISA, the Americans with Disabilities Act of 1990, as amended, and the regulations thereunder, the Health Insurance Portability and Accountability Act of 1996, as amended, the Women's Health and Cancer Rights Act of 1998, and the Family Medical Leave Act of 1993, as amended, and the regulations thereunder, as such requirements affect the Company and its employees. As of the Closing Date, there shall be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended, with respect to any of the Company Benefit Arrangements, covered employees or qualified beneficiaries.

          3.16.7 Unless otherwise indicated in Schedule 3.16.7 of the Company Disclosure Letter, no benefit payable or that may become payable by the Company pursuant to any Company Benefit Arrangement or as a result of or arising under this Agreement or the Certificate of Merger shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) that is subject to the imposition of an excise tax under Section 4999 of the Code or that would not be deductible by reason of Section 280G of the Code. Unless otherwise indicated in Schedule 3.16.7 of the Company Disclosure Letter, the Company is not a party to any: (a) contract, agreement, arrangement, commitment or undertaking with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) contract, agreement, arrangement, commitment, undertaking or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which shall be increased, or the vesting of benefits of which shall be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, or any event subsequent to the Merger such as the termination of employment of any person, or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement or any Company Ancillary Agreement.

          3.16.8 No employee or consultant of the Company is in material violation of (a) any term of any employment or consulting contract, agreement, arrangement, commitment or undertaking or (b) any term of any other contract, agreement, arrangement, commitment or undertaking or any restrictive covenant relating to the right of any such employee or consultant to be employed by the Company or to use trade secrets or proprietary information of others. The employment of any employee or consultant by the Company does not subject it to any liability to any third party.

          3.16.9 Each International Employee Plan (as defined below) has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. No International Employee Plan has material unfunded liabilities that, as of the Closing Date, will not be offset by insurance or that are not fully accrued on the Balance Sheet. Except as required by law, no condition exists that would prevent the Company from terminating or amending any International Employee Plan at any time for any reason in accordance with the terms of each such International Employee Plan (other than expenses typically incurred in a termination event). "International Employee Plan" means each Company Benefit Arrangement that has been adopted or maintained by the Company, whether informally or formally, for the benefit of Company's employees outside the United States.

          3.16.10 In the past two years, (a) the Company has not effectuated a "plant closing" (as defined in the Workers Adjustment and Retraining Notification Act (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business; (b) there has not occurred a "mass layoff" (as defined in the WARN
Act) affecting any site of employment or facility of the Company Business; (c) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (d) the Company has not caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the ninety 90-day period prior to the Agreement Date.

     3.17 Corporate Documents. The Company has delivered to Acquirer all documents and information listed in the Company Disclosure Letter or in any Schedule thereto or in any other Exhibit or Schedule called for by this Agreement, including the following: (a) the minute books containing all records of all proceedings, consents, actions and meetings of the Board of Directors and any committees thereof and stockholders of the Company; (b) the stock ledger, option ledger and warrant ledger and journal reflecting all stock issuances and transfers and all grants of options and warrants relating to the Company; and
(c) all permits, orders and consents issued by, and filings by the Company with, any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders and consents.

     3.18 No Brokers. Neither the Company nor any affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement. Neither Acquirer nor the Surviving Corporation shall incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of this Agreement, the Merger or any act or omission of the Company or any of its employees, officers, directors, stockholders, agents or affiliates.

     3.19 Books and Records.

          3.19.1 The books, records and accounts of the Company (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets and properties of the Company, and
(d) accurately and fairly reflect the basis for the Company Financial
Statements.

          3.19.2 The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (ii) to maintain accountability for assets; and (c) the amount recorded for assets on the Company's books and records is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.20 Insurance. The Company maintains policies of insurance of the type and in amounts reasonably and customarily carried by persons conducting businesses or owning assets similar in type and size and in similar industries to those of the Company, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been timely paid, and the Company is otherwise in material compliance with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by the Company are set forth in Schedule 3.20 of the Company Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the coverage amount and any applicable deductible.

     3.21 Environmental Matters.

          3.21.1 The Company and its predecessors and affiliates are in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a governmental body, citizens groups, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and there are no circumstances that could reasonably be expected to cause the Company not to be materially in compliance with any current Environmental Law in the future. To the Company's knowledge, no current or prior owner of any property leased or possessed by the Company has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All governmental authorizations currently held by the Company pursuant to any Environmental Law (if any) are identified in Schedule 3.21 of the Company Disclosure Letter.

          3.21.2 For purposes of this Section 3.21: (a) "Environmental Law" means any federal, state or local statute, law, regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (b) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substances that are currently regulated by an Environmental Law.

     3.22 Board Actions. The Company's Board of Directors, (a) has unanimously determined that the Merger is advisable and in the best interests of the Company Stockholders and is on terms that are fair to such Company Stockholders and has recommended the Merger to the Company Stockholders and (b) shall submit the Merger, this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby and thereby (including the Restated Certificate), to the extent that stockholder approval is required thereof under Applicable Laws and the Company's Certificate of Incorporation and Bylaws, each as currently in effect, to the vote and approval of the Company Stockholders.

     3.23 No Existing Discussions. Neither the Company nor any director, officer, stockholder, employee or agent (or any investment banker, broker, finder or similar party) of the Company is, or since July 22, 2002 has been, engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction.

     3.24 Accounts Receivable. The accounts receivable shown on the Balance Sheet arose in the Company's ordinary course of business, consistent with its past practices, and have been collected or are believed by the Company, reasonably and in good faith, to be collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in the Balance Sheet. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with Company's past practices. The Company's receivables arising after the Balance Sheet Date and before the Closing Date arose or will arise in the Company's ordinary course of business based on bona fide sales, consistent with its past practices, and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with GAAP consistently applied and the Company's past practices. None of the Company's receivables is subject to any material claim of offset, recoupment, setoff or counter-claim, and the Company has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables is contingent upon the performance by the Company of any obligation or contract other than normal warranty repair and replacement. No person has any lien on any of such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables. Schedule 3.24 of the Company Disclosure Letter sets forth a true, correct and complete aging of the Company's accounts receivable in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts and warranty returns and the amounts of accounts receivable which are subject to asserted warranty claims. Schedule 3.24 of the Company Disclosure Letter sets forth such amounts of the Company's accounts receivable which are subject to asserted warranty claims by customers and reasonably detailed information regarding asserted warranty claims made within the last year, including the type and amounts of such claims.

     3.25 Customers. Schedule 3.25(a) of the Company Disclosure Letter lists the customers who, in the year ended December 31, 2001 or the six-month period ended June 30, 2002, were the 20 largest sources of revenues for the Company, based on amounts paid (each, a "Significant Customer"). The Company has no outstanding material disputes concerning its products and/or services with any Significant Customer, and the Company has no knowledge of any material dissatisfaction on the part of any Significant Customer with respect to the Company's products or services. The Company has not received any information from any Significant Customer that such customer will not continue as a customer of the Company (or the Surviving Corporation) after the Closing or that such customer intends to terminate or materially modify existing contracts, agreements, arrangements, commitments or undertakings with the Company (or the Surviving Corporation). No contract, agreement or arrangement between the Company and any of its Significant Customers contains any provision that would or is reasonably likely to (i) adversely affect the Company's ability to collect any accounts receivable related to the sale of the Company's products to such Significant Customer, (ii) adversely affect the Company's ability to recognize revenue on the Company's financial statements from the sale of the Company's products to such Significant Customer, or (iii) adversely affect such Significant Customer's obligation to accept the Company's products. The Company has not had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by the Company. Schedule 3.25(b) of the Company Disclosure Letter sets forth, for each customer service complaint or report received by the Company within the 60-day period prior to the Closing, the name of such customer, the date of such complaint and a brief description of the nature of such complaint.

     3.26 Suppliers. Schedule 3.26(a) of the Company Disclosure Letter lists the suppliers who, in the year ended December 31, 2001 or the six-month period ended June 30, 2002, were the 20 largest suppliers of goods and services to the Company, based on amounts paid (each, a "Significant Supplier"). The Company has no outstanding material disputes concerning goods or services provided by any Significant Supplier, and the Company has no knowledge of any quality issue with respect to any of the goods or services provided to the Company by any Significant Supplier. The Company has not received any written notice of termination or interruption of any existing contracts, agreements, arrangements, commitments or undertakings with any Significant Supplier. The Company has access, on commercially reasonable terms, to all goods and services reasonably necessary to it to carry on its business as currently conducted, and the Company has no knowledge of any reason why it will not continue to have such access on commercially reasonable terms.

     3.27 Privacy. The Company has not collected any personally identifiable information from any third parties. The Company has provided adequate notice of its privacy practices in its privacy policy or policies, which policy or policies (and the periods such policy or policies have been in effect) are set forth in Schedule 3.27 of the Company Disclosure Letter. The Company's privacy policy is and has been available on the Company Websites (as defined below) at all times during the periods indicated on Schedule 3.27 of the Company Disclosure Letter. The Company's privacy practices conform, and at all times have conformed, in all material respects to its privacy policy. The Company has complied with all Applicable Laws relating to (a) the privacy of users of the Company's products and services and all Internet websites owned, maintained or operated by the Company (the "Company Websites"), and (b) the collection, storage and transfer of any personally identifiable information collected by the Company or by third parties having authorized access to the Company's records. The Company's privacy policy conforms, and at all times has conformed, in all material respects with all of the Company's contractual commitments to its customers and the viewers of the Company Websites. Each of the Company Websites and all materials distributed or marketed by the Company have at all times made all disclosures to users or customers required by Applicable Laws, and none of such disclosures made or contained in any Company Website or in any such materials have been inaccurate, misleading or deceptive or in violation of any Applicable Law.

     3.28 Information Statement. None of the information to be delivered to the Company Stockholders in connection with this Agreement (other than information regarding Acquirer which was delivered by Acquirer to the Company in connection with this Agreement) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

     3.29 Disclosure. Neither this Agreement (including its Exhibits and Schedules and the Company Disclosure Letter) nor any of the Company Ancillary Agreements delivered by the Company to Acquirer under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND MERGER SUB

     Acquirer and Merger Sub represent and warrant to the Company that, except as set forth in a numbered or lettered section of the letter addressed to the Company from Acquirer and dated as of the Agreement Date (including all Schedules thereto) that has been delivered by Acquirer to the Company concurrently herewith (the "Acquirer Disclosure Letter") referencing a representation, warranty or statement herein, each of the representations, warranties and statements contained in the following Sections of this Article 4 is true and correct as of the Agreement Date and shall be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Acquirer Disclosure Letter and its Schedules shall also be deemed to be representations and warranties made and given by Acquirer and Merger Sub under Article 4.

     4.1 Organization and Good Standing. Acquirer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Acquirer owns all of the issued and outstanding capital stock of Merger Sub. Each of Acquirer and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate have a Material Adverse Effect on Acquirer or Merger Sub. Acquirer has made available to the Company true and complete copies of the currently effective Certificate of Incorporation and Bylaws of Acquirer, each as amended to date, and the currently effective Certificate of Incorporation and Bylaws of Merger Sub. Neither Acquirer nor Merger Sub is in violation of its Certificate of Incorporation or Bylaws.

     4.2 Power, Authorization and Validity.

          4.2.1 Power and Authority. Acquirer has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Acquirer Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance by Acquirer of this Agreement, each of the Acquirer Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Acquirer. Merger Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Merger Sub Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance by Merger Sub of this Agreement, each of the Merger Sub Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Merger Sub. The Board of Directors of each of Acquirer and Merger Sub has unanimously determined that the Merger is advisable and in the best interests of the stockholders of Acquirer and Merger Sub, respectively. No vote of the stockholders of Acquirer is necessary or required in connection with the consummation of the Merger.

          4.2.2 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other person, governmental or otherwise, is necessary or required to be made or obtained by Acquirer or Merger Sub to enable Acquirer and Merger Sub to lawfully execute and deliver, enter into, and perform its obligations under this Agreement, each of the Acquirer Ancillary Agreements and each of the Merger Sub Ancillary Agreements or to consummate the Merger, except for: (a) the filing of the Certificate of Merger with the Delaware Secretary of State; (b) the approval of the Registration Rights Agreement as required by the terms of that certain Fifth Amended and Restated Investors' Rights Agreement dated October 3, 2001 by and among Acquirer and the Investors (as defined therein); (c) the filing by Acquirer of such reports and information with the SEC under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (d) the filing with the SEC and the effectiveness of any registration statement under the Securities Act that is required to be filed by Acquirer after the Effective Time pursuant to the terms and conditions of the Registration Rights Agreement; (e) such other filings as may be required by the Nasdaq Stock Market with respect to the Merger and the other transactions contemplated by this Agreement, and the assumption of Company Options by Acquirer in the Merger; and (f) such other filings, if any, as may be required in order for Acquirer to comply with applicable federal and state securities laws.

          4.2.3 Enforceability. This Agreement has been duly executed and delivered by Acquirer and Merger Sub. This Agreement and each of the Acquirer Ancillary Agreements are, or when executed by Acquirer shall be, valid and binding obligations of Acquirer, enforceable against Acquirer in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and each of the Merger Sub Ancillary Agreements are, or when executed by Merger Sub shall be, valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     4.3 No Conflict. Neither the execution and delivery of this Agreement, any of the Acquirer Ancillary Agreements or any of the Merger Sub Ancillary Agreements by Acquirer or Merger Sub, nor the consummation of the Merger or any other transaction contemplated hereby or thereby, shall conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under: (a) any provision of the Certificate of Incorporation or Bylaws of Acquirer or Merger Sub, each as currently in effect; (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Acquirer, Merger Sub or any of their respective material assets or properties; or (c) any contract, agreement, arrangement, commitment or undertaking, including any instrument, permit, mortgage, lease, license, understanding, letter of intent or memorandum of understanding (whether written or oral), to which Acquirer or any of its Subsidiaries is a party or by which Acquirer or any of its Subsidiaries or any of its material assets or properties are bound, except in the cases of clauses
(b) and (c) where such conflict, termination, breach, impairment, violation or default would not have a Material Adverse Effect on Acquirer or Merger Sub.

     4.4 Capital Structure. The authorized capital stock of Acquirer consists of 500,000,000 shares of Acquirer Common Stock and 10,000,000 shares of Acquirer Preferred Stock, of which 74,371,719 shares of Acquirer Common Stock and no shares of Acquirer Preferred Stock were issued and outstanding as of the close of business on August 12, 2002. All outstanding shares of capital stock of Acquirer have been duly authorized and validly issued, are fully paid and nonassessable. The Acquirer Common Stock constitutes the only class of equity securities of Acquirer or any of its Subsidiaries registered or required to be registered under the Exchange Act. The shares of Acquirer Common Stock to be issued in the Merger have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of any preemptive right created by statute, the Certificate of Incorporation or Bylaws of Acquirer or any agreement to which Acquirer is a party or by which it is bound. The authorized capital stock of Merger Sub consists solely of 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding. All of the outstanding shares of Merger Sub Common Stock are owned by Acquirer and are not subject to any preemptive rights.

     4.5 SEC Documents; Acquirer Financial Statements. Acquirer has made available to the Company each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filing filed with the SEC by Acquirer since December 10, 2001 (collectively, the "Acquirer SEC Documents"). In addition, Acquirer has made available to the Company all exhibits (subject to redaction) to the Acquirer SEC Documents filed prior to the Agreement Date and, upon the Company's request, will promptly make available to the Company all exhibits (subject to redaction) to any additional Acquirer SEC Documents filed prior to the Effective Time. As of their respective filing dates (or if amended or supplemented by a filing, then on the date of such subsequent filing), the Acquirer SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquirer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Acquirer SEC Document. The financial statements of Acquirer, including the related notes thereto, included in the Acquirer SEC Documents (the "Acquirer Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates and were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act). The Acquirer Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Acquirer and its Subsidiaries at the dates and during the periods indicated therein (except that unaudited statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments). Except for obligations and liabilities reflected in the Acquirer Financial Statements, Acquirer has no material off-balance sheet obligation or liability of any nature (matured or unmatured, fixed or contingent) to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by Acquirer. Since June 30, 2002, there has not occurred any Material Adverse Change in Acquirer.

     4.6 Litigation. There is no action, suit, arbitration, proceeding, claim or, to Acquirer's knowledge, investigation pending, or, to Acquirer's knowledge, threatened against Acquirer or any of its Subsidiaries or any of their respective officers of directors (in their capacities as such) before any agency, court or tribunal that is reasonably likely to succeed on its merits and if determined adversely to Acquirer or any of its Subsidiaries or any of their respective officers of directors (in their capacities as such) would have a Material Adverse Effect on Acquirer. There is no judgment, decree or order outstanding against Acquirer or any of its Subsidiaries that would reasonably be expected to prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement or that would reasonably be expected to have a Material Adverse Effect on Acquirer.

     4.7 Information Statement. None of the information regarding Acquirer which was delivered by Acquirer to the Company for inclusion in the Information Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5
                                COMPANY COVENANTS

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 10, the Company covenants and agrees with Acquirer as follows:

     5.1 Advice of Changes. The Company shall promptly advise Acquirer in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) any breach of any covenant or obligation of the Company pursuant to this Agreement or any Company Ancillary Agreement, and (c) any Material Adverse Change in the Company.

     5.2 Conduct of Business. The Company shall use commercially reasonable efforts to conduct the Company Business and maintain its business relationships in the ordinary and usual course consistent with its past practices. The Company shall use commercially reasonable efforts to carry on and preserve the Company Business and its relationships with customers, advertisers, suppliers, employees and others with whom the Company has contractual relations in substantially the same manner as it has prior to the Agreement Date consistent with its past practices. If the Company becomes aware of a material deterioration in the relationship with any key customer, key advertiser, key supplier or key employee, it shall promptly bring such information to Acquirer's attention in writing and, if requested by Acquirer, shall exert reasonable commercial efforts to promptly restore the relationship.

     5.3 Prohibited Actions. The Company shall not, without Acquirer's prior written consent:

          (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person;

          (b) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of the Company's business consistent with its past practices, or prepay any indebtedness;

          (c) enter into any material transaction or any contract, agreement, arrangement, commitment or undertaking or take any other action not in the ordinary course of the Company's business consistent with its past practices;

          (d) grant any Encumbrance on any of its assets;

          (e) sell, transfer or dispose of any of its assets except for the sale of its hardware products and nonexclusive object code license of its software products in the ordinary course of the Company's business consistent with its past practices;

          (f) acquire any material assets;

          (g) enter into any material lease or other contract, agreement, arrangement, commitment or undertaking for the purchase or sale of any property, whether real or personal, tangible or intangible; provided, however, that this
Section 5.3(g) shall not prohibit the Company from entering into any amendment of any of its existing real property leases so long as any such amendment (i) reduces the Company's outstanding liabilities to the lessor under such lease,
(ii) includes a release of all claims by the lessor under such lease, and (iii) does not increase any obligation of the Company, Acquirer or the Surviving Corporation to the lessor under such lease or otherwise adversely affect the Company, Acquirer or the Surviving Corporation;

          (h) except as required by Applicable Laws, pay any bonus, increased salary, severance or special remuneration to any officer, director, employee or consultant (except pursuant to arrangements disclosed in writing to Acquirer prior to the Agreement Date or disclosed in writing subsequent to the Agreement Date and approved in writing by Acquirer) or amend or enter into any employment or consulting contract, agreement, arrangement, commitment or undertaking with any such person;

          (i) hire any employees or consultants;

          (j) change any of its accounting methods except as required by changes in GAAP or by Applicable Laws;

          (k) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from its employees, directors, consultants or contractors in connection with the termination of their services at the original purchase price of such stock), or pay or distribute any cash or property to any of its stockholders or security holders or make any other cash payment to any of its stockholders or security holders;

          (l) amend or terminate any contract, agreement, arrangement, commitment or undertaking, including any license, to which it is a party;

          (m) waive or release any material right or claim;

          (n) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities (other than pursuant to the exercise of any outstanding Company Options, Company Warrants or Preferred Rights);

          (o) issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;

          (p) subdivide, split, combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

          (q) merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than Acquirer or Merger Sub) or enter into any negotiations, discussions or agreement for such purpose;

          (r) amend its Certificate of Incorporation or Bylaws, except as contemplated by the Restated Certificate;

          (s) license any of its technology or Intellectual Property except nonexclusive object code licenses of its software products in the ordinary course of the Company's business consistent with the its past practices, or acquire any Intellectual Property (or any license thereto) from any third party;

          (t) materially change any insurance coverage;

          (u) agree to any audit assessment by any taxing authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Acquirer for its review at a reasonable time prior to filing;

          (v) modify or change the exercise or conversion rights or exercise or purchase prices of any of its capital stock, any of its stock options, warrants or other securities, or accelerate or otherwise modify (except as contemplated by the Waivers) (i) the right to exercise any option, warrant or other right to purchase any of its capital stock or other securities or (ii) the vesting or release of any shares of its capital stock or other securities from any repurchase options or rights of refusal held by it or any other party or any other restrictions;

          (w) initiate or settle any litigation, action, suit, proceeding, claim or arbitration; provided, however, that this Section 5.3(w) shall not prohibit the Company from settling any litigation, action, suit, proceeding, claim or arbitration with respect to any of its existing real property leases so long as any such settlement (i) reduces the Company's outstanding liabilities to the lessor under such lease, (ii) includes a release of all claims by the lessor under such lease, and (iii) does not increase any obligation of the Company, Acquirer or the Surviving Corporation to the lessor under such lease or otherwise adversely affect the Company, Acquirer or the Surviving Corporation; or

          (x) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(w).

     5.4 Regulatory Approvals. The Company shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Acquirer may reasonably request, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement or any Company Ancillary Agreement. The Company shall use all commercially reasonable efforts to obtain, and to cooperate with Acquirer to promptly obtain, all such authorizations, approvals and consents.

     5.5 Necessary Consents. The Company shall use all commercially reasonable efforts to promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable the Surviving Corporation to carry on the Company Business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to any contract, agreement, arrangement, commitment or undertaking to which the Company is a party or is bound or by which any of its assets is bound.

     5.6 Litigation. The Company shall notify Acquirer in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by the Company to be threatened against the Company or any of its officers, directors, employees or stockholders in their capacity as such.

     5.7 No Other Negotiations. The Company shall not, and shall not authorize, encourage or permit any of its officers, directors, employees, stockholders, affiliates or agents or any attorney, investment banker or other person on its behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any offer or proposal from any person (other than Acquirer) concerning any Alternative Transaction or take any other action that could reasonably be expected to lead to an Alternative Transaction with any person (other than Acquirer) or a proposal therefor; (ii) furnish any information regarding the Company to any person (other than Acquirer) in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction; (iii) participate in any discussions or negotiations with any person (other than Acquirer) with respect to any Alternative Transaction (other than to state that the Company is subject to a "no-shop" provision which does not permit it to respond further); (iv) otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than Acquirer) to effect any Alternative Transaction; or (v) execute, enter into or become bound by any letter of intent, memorandum of understanding, contract, agreement, arrangement, commitment, undertaking or understanding between the Company and any person (other than Acquirer) that is related to, provides for or concerns any Alternative Transaction. The Company shall promptly notify Acquirer orally and in writing of any inquiries or proposals received by the Company or any of its directors, officers, stockholders, employees or agents (or any attorneys, investment bankers or other persons on its behalf) regarding any Alternative Transaction and shall identify the person making the inquiry or proposal and the nature and terms of any inquiry or proposal. Any violation of the restrictions set forth in this Section
5.7 by any director, officer, employee or agent of the Company or any attorney, investment banker or other similar representative of the Company shall be deemed a breach of this Section 5.7 by the Company. "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of the business, assets or capital stock of the Company, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination, or (b) any initial public offering of capital stock or other securities of the Company pursuant to a registration statement filed under the Securities Act.

     5.8 Access to Information. The Company shall allow Acquirer and its agents access at reasonable times to the files, books, records, technology, contracts, personnel and offices of the Company, including any and all information relating to the Company's taxes, contracts, agreements, arrangements, commitments, undertakings, leases, licenses, liabilities, financial condition and real, personal and intangible property, subject to the terms of the nondisclosure agreement between Acquirer and the Company (the "Nondisclosure Agreement"). The Company shall direct its accountants to cooperate with Acquirer and Acquirer's agents in making available all financial information reasonably requested by Acquirer, and the Company shall ask its accountants to grant Acquirer the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9 Satisfaction of Conditions Precedent. The Company shall use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Article 9, and the Company shall use all commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     5.10 Company Benefit Arrangements.

          5.10.1 Upon Acquirer's request, the Company shall terminate (a) any Company Benefit Arrangement and any employee leasing arrangement or professional employee


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

organization immediately prior to, but conditioned upon, the Effective Time and
(b) any and all group severance, separation, retention and salary continuation plans, programs or arrangements (other than agreements entered into by certain individuals to effect transactions contemplated by this Agreement) prior to, but conditioned upon, the Closing.

          5.10.2 Following the Effective Time, those Company employees who continue as employees of Acquirer after the Closing (each, a "Continuing Employee") will be entitled to participate in Acquirer's employee benefit plans commensurate with his or her position with Acquirer in accordance with Acquirer's standard policies in effect from time to time and on terms no less favorable than those offered by Acquirer to employees of Acquirer in accordance with the eligibility criteria thereof. To the extent permitted by Applicable Law, each Continuing Employee shall receive full credit for years of service with the Company prior to the Effective Time for purposes of determining eligibility to participate and vesting under any applicable Acquirer employee benefit plan; provided, however, that, except for the amount of vacation pay accruable by any such Continuing Employee for periods from and after the Effective Time, such service with the Company shall not be used in calculating the amount of any such benefit. All pre-existing health condition limitations, exclusions and eligibility waiting periods under any group health plans shall be waived with respect to such Continuing Employees, except limitations or waiting periods already in effect with respect to one or more Continuing Employees which had not been satisfied as of the Effective Time under any welfare plan maintained for such Continuing Employee immediately prior to the Effective Time. To the extent permitted by Acquirer's welfare benefit carriers and with respect to each welfare benefit plan of Acquirer in which a Continuing Employee is entitled to participate, (a) the outstanding claims and expenses incurred by such Continuing Employee under the corresponding welfare benefit plan of the Company for the portion of the plan year preceding the Effective Time shall be recognized and (b) such Continuing Employee shall be given credit for amounts paid by him or her under the corresponding welfare benefit plan of the Company for the portion of the plan year preceding the Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the corresponding welfare benefit plan of Acquirer. Subject to compliance with the requirements of Acquirer's 2001 Employee Stock Purchase Plan (the "ESPP"), the Continuing Employees shall be permitted to participate in the ESPP commencing on the first enrollment date following the Effective Time.

     5.11 Information Statement. The Company shall deliver to Acquirer's legal counsel a draft of an information statement, in the form requested and provided by Acquirer (the "Information Statement"), on the Agreement Date and shall, within two business days following the resolution of all comments thereon, send to each Company Stockholder such Information Statement for the purpose of considering and approving the Merger, this Agreement, the Company Ancillary Agreements and the transactions contemplated hereby and thereby.

     5.12 Approval of the Company Stockholders.

          5.12.1 Promptly after the Agreement Date, the Company shall take all action necessary in accordance with this Agreement, the Delaware Law, the California Law, if applicable, and the Certificate of Incorporation and Bylaws of the Company to obtain the written consent of the Company Stockholders for the approval and adoption of this Agreement and the

Company Ancillary Agreements and approval of the Merger and the other transactions contemplated by this Agreement, including the approval of the Restated Certificate (the "Company Stockholder Approval"). The commencement, disclosure, announcement or submission to the Company of any Alternative Transaction or Superior Offer (as defined below) shall not limit the Company's obligation to call a meeting of the Company Stockholders or solicit the written consent of the Company Stockholders to obtain the Company Stockholder Approval.

          5.12.2 The Company's Board of Directors shall unanimously recommend that the Company Stockholders vote in favor of and approve and adopt this Agreement and the Company Ancillary Agreements and approve the Merger in connection with obtaining the Company Stockholder Approval. The Information Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company Stockholders vote in favor of and approve and adopt this Agreement and the Company Ancillary Agreements and approve the Merger. Except as otherwise provided in Section 5.12.3, neither the Company's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Acquirer, the recommendation of the Company's Board of Directors that the Company Stockholders vote in favor of and approve and adopt this Agreement and the Company Ancillary Agreements and approve the Merger.

          5.12.3 Nothing herein shall prevent the Company's Board of Directors from withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Acquirer (a "Notice of Superior Offer") advising Acquirer that the Company has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person making such Superior Offer, (iii) the Company's Board of Directors concludes in good faith, after consultation with its outside legal counsel, that in light of such Superior Offer the withdrawal, amendment or modification of such recommendation is required in order for the Company's Board of Directors to comply with its fiduciary obligations to the Company Stockholders under Applicable Laws, and (iv) the Company shall not have violated any of the restrictions set forth in Section 5.7. The Company shall provide Acquirer with at least two business days prior notice of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider any Alternative Transaction to determine whether such Alternative Transaction is a Superior Offer. Nothing contained in this
Section 5.12.3 shall limit the Company's obligation to call a meeting of the Company Stockholders or solicit the written consent of the Company Stockholders to obtain the Company Stockholder Approval, regardless of whether the recommendation of the Company's Board of Directors shall have been withdrawn, amended or modified. "Superior Offer" means an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; or (ii) the acquisition by any person (including by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of Company Capital Stock, on terms that the Company's Board of Directors determines, in its reasonable judgment (based on the written advice of a financial advisor of national standing), to be more favorable to the Company Stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not otherwise likely in the reasonable judgment of the Company's Board of Directors (based on the advice of a financial advisor of national standing) to be obtained by such third party on a timely basis.

          5.12.4 The Company shall submit any payments or benefits which would otherwise constitute parachute payments under Section 280G of the Code to approval by such percentage of the Company's outstanding voting securities as is required by the terms of Section 280G(b)(5)(B) of the Code to avoid such parachute payment treatment. Any stockholder approval so obtained by the Company shall have been obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the proposed Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such proposed regulations. In the absence of such stockholder approval, those payments and benefits shall be reduced to the maximum dollar amount which would not otherwise result in their treatment as parachute payments under Section 280G of the Code.

     5.13 Company Plan. Upon Acquirer's request, the Company shall make such amendments to the Company Plan and the form option agreement and option exercise agreement under the Company Plan as is requested by Acquirer; provided, however, that any such amendments shall not have adversely affected the rights of any holder of outstanding Company Options.

     5.14 New Company Options. The Company shall grant Company Options (the "New Company Options") to the employees of the Company listed in Schedule 5.14 of the Company Disclosure Letter (the "New Optionees") in the amounts, having a per share exercise price and with such vesting schedules and other terms as specified on Schedule 5.14 of the Company Disclosure Letter. The New Company Options shall be subject to, and effective immediately prior to, the Effective Time.

     5.15 Company Warrants and Preferred Rights. The Company shall timely provide to holders of the Company Warrants and Preferred Rights, in accordance with the terms thereof, all required notices of the Merger and the transactions contemplated by this Agreement. The Company shall use its reasonable best efforts to terminate effective as of the Closing each Company Warrant and each Preferred Right which has not been exercised.

     5.16 Termination of Investor Documents. The Company shall use its reasonable best efforts to cause each of (a) the Amended and Restated Voting Agreement dated January 18, 2001, as amended March 21, 2002, by and among the Company and certain Company Stockholders (the "Existing Voting Agreement"), (b) the Amended and Restated Investors' Rights Agreement dated January 18, 2001 by and among the Company and certain Company Stockholders (the "Rights Agreement"),
(c) the Amended and Restated Right of First Refusal and Co-Sale Agreement dated January 18, 2001 by and among the Company and certain Company Stockholders (the "Refusal Agreement"), (d) the Restricted Common Stock Purchase Agreement dated February 18, 2000 by and between the Company and Rakesh Loonkar (the

"Loonkar Agreement"), (e) the Restricted Common Stock Purchase Agreement dated February 18, 2000 by and between the Company and Barrett Eldridge II (the "Eldridge Agreement"), and (f) the Restricted Common Stock Purchase Agreement dated February 18, 2000 by and between the Company and Nir Zuk (the "Zuk Agreement" and together with the Loonkar Agreement and the Eldridge Agreement, the "Restricted Stock Agreements") to be terminated, effective as of the Closing, in accordance with their respective terms, and the Company shall use its reasonable best efforts to cause the parties to the Existing Voting Agreement, the Rights Agreement, the Refusal Agreement and the Restricted Stock Agreements to waive all of their respective rights thereunder, effective as of, and contingent upon, the Closing. The Company shall use its reasonable best efforts to cause the Company Series B Preferred Stock capital call requirement set forth in the Series B Preferred Stock Purchase Agreement dated January 18, 2001 by and among the Company and the purchasers defined therein to be terminated, effective as of the Closing.

     5.17 Restated Certificate. Prior to the Closing, (a) the Board of Directors of the Company and the Company Stockholders shall approve and adopt the Restated Certificate, and (b) the Company shall file the Restated Certificate with the Delaware Secretary of State.

     5.18 Securities Laws. The Company shall use all commercially reasonable efforts to assist Acquirer, to the extent necessary, to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the Merger.

     5.19 Reorganization. The Company shall cooperate with Acquirer and shall take all commercially reasonable actions necessary to qualify the Merger as a "reorganization" under Section 368(a) of the Code. Prior to the Closing, the Company shall pay in full all of its debts that would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code, including all of its debts owing to any Company Stockholder.

     5.20 Employees. The Company shall use all commercially reasonable efforts to assist Acquirer in securing for employment by Acquirer after the Closing, (a) at least 90% of the employees listed in Exhibit I (such employees listed in Exhibit I, the "Specified Employees") and to cause such employees to execute and deliver to Acquirer (i) an Offer Letter and (ii) a Confidentiality Agreement and
(b) those employees of the Company who are not Specified Employees but to whom Acquirer has made an offer of employment (the "Other Employees") and to cause such employees to execute and deliver to Acquirer (i) an Offer Letter and (ii) a Confidentiality Agreement. The Company shall promptly notify Acquirer if the Company becomes aware that any of the Specified Employees or Other Employees intends to leave the employ of the Company. Effective immediately prior to the Closing, the Company shall terminate the employment of its employees (the "Employee Terminations"), except (i) the employees listed in Exhibit E, (ii) the Specified Employees who accept Acquirer's offer of employment by executing and delivering to Acquirer an Offer Letter and a Confidentiality Agreement, and
(iii) the Other Employees who accept Acquirer's offer of employment by executing and delivering to Acquirer an Offer Letter and a Confidentiality Agreement, and the Company shall pay (prior to the Closing) or accrue on the Closing TNW Calculations all amounts related to such Employee Terminations, including any severance payments (except for up to $50,000 of severance payments in the aggregate), accrued vacation payments and other termination benefits. The Company shall use all commercially reasonable efforts to assist Acquirer in securing an executed Waiver from each person listed in Exhibit J.

     5.21 Acquisition Bonus Pool. Prior to the Closing, the Company shall implement a special acquisition bonus plan (the "Acquisition Bonus Plan") for the benefit of the persons listed in Exhibit K (the "Acquisition Bonus Recipients") in the aggregate amount listed in Exhibit K (such aggregate amount, the "Acquisition Bonus Pool Amount"). The portion of the Acquisition Bonus Pool Amount allocated to each Acquisition Bonus Recipient shall be in the dollar amount specified for him or her in Exhibit K, and, with respect to each Acquisition Bonus Recipient, 100% of his or her allocated bonus under the Acquisition Bonus Plan will be paid to him or her by the Company immediately prior to the Closing. All bonus payments made pursuant to this Section 5.21 shall be subject to the collection of all applicable federal and state income and employment withholding taxes.

     5.22 Investment Representation Letters. The Company shall use all commercially reasonable best efforts to cause each Company Stockholder to execute and deliver to Acquirer an Investment Representation Letter.

                                   ARTICLE 6
                               ACQUIRER COVENANTS

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 10, Acquirer covenants and agrees with the Company as follows:

     6.1 Advice of Changes. Acquirer shall promptly advise the Company in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of Acquirer or Merger Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate and (b) any breach of any covenant or obligation of Acquirer or Merger Sub pursuant to this Agreement, any Acquirer Ancillary Agreement or any Merger Sub Ancillary Agreement.

     6.2 Regulatory Approvals. Acquirer shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, any Acquirer Ancillary Agreement or any Merger Sub Ancillary Agreement. Acquirer shall use all commercially reasonable efforts to obtain all such authorizations, approvals and consents. Notwithstanding anything in this Agreement to the contrary, neither Acquirer nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Acquirer, any of its affiliates or the Company, or the holding separate of the shares of Company Common Stock or imposing or seeking to impose any limitation on the ability of Acquirer or any of its Subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock.

     6.3 Satisfaction of Conditions Precedent. Acquirer shall use all commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article 8, and Acquirer shall use all commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     6.4 Cash Bonus Awards. After the Closing, Acquirer shall implement a special bonus plan (the "Cash Bonus Plan") for the persons and in the amounts listed in Exhibit L (the "Cash Bonus Recipients") and shall pay all individual bonuses under such Cash Bonus Plan promptly as they vest in accordance with the following vesting schedule. Acquirer shall pay to each Cash Bonus Recipient: (a) 12 months after the Closing Date (the "One-Year Anniversary"), 50% of his or her allocated bonus under the Cash Bonus Plan; provided, however, that such Cash Bonus Recipient is employed by Acquirer, a Subsidiary of Acquirer or any other affiliate of Acquirer on the One-Year Anniversary; and (b) 24 months after the Closing Date (the "Two-Year Anniversary"), 50% of his or her allocated bonus under the Cash Bonus Plan; provided, however, that such Cash Bonus Recipient is employed by Acquirer, a Subsidiary of Acquirer or any other affiliate of Acquirer on the Two-Year Anniversary. All bonus payments made pursuant to this
Section 6.4 shall be subject to the collection of all applicable federal and state income and employment withholding taxes.

     6.5 Securities Laws. Acquirer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the Merger; provided, however, that Acquirer shall not be required to qualify to do business or execute a general consent to service of process in any jurisdiction.

     6.6 Reorganization. Acquirer shall cooperate with the Company and shall take all commercially reasonable actions as may be necessary to qualify the Merger as a "reorganization" under Section 368(a) of the Code.

     6.7 Information Statement. Acquirer shall cooperate with the Company in the preparation of the Information Statement and shall provide information pertaining to Acquirer necessary for inclusion therein.

     6.8 Director and Officer Indemnification. During the three-year period following the Closing, Acquirer shall indemnify the Company's directors and officers as provided in the currently effective Certificate of Incorporation and Bylaws of the Company. Acquirer's obligations as set forth in the preceding sentence shall be subject to the following conditions: (a) prior to the Closing, the Company shall have purchased and fully paid all premiums and fees for director and officer insurance tail coverage (the "D&O Policy") covering, for a period of three years after the Closing, claims made with respect any error, misstatement, misleading misstatement, act, omission, neglect or breach of duty committed, attempted or allegedly committed or attempted by any past or present duly elected director or duly elected or appointed officer of the Company occurring during the period prior to the Closing in an amount not less than the amount set forth in Schedule 6.8 of the Company Disclosure Letter; and (b) Acquirer shall have been named as an insured person under the D&O Policy with sufficient rights to make claims thereunder.

                                   ARTICLE 7
                                 CLOSING MATTERS

     7.1 The Closing. Subject to termination of this Agreement as provided in
Article 10, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Delaware Secretary of State in accordance with the Delaware Law as soon as practicable on or after the Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Articles 8 and 9, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     7.2 Exchange.

          7.2.1 At the Effective Time, all outstanding shares of Company Stock (other than Dissenting Shares for which appraisal rights or, if applicable, dissenters' rights have been or shall be perfected in accordance with the Delaware Law or, if applicable, the California Law), shall, by virtue of the Merger and without further action, cease to exist, and all such shares shall be converted into the right to receive from Acquirer the number of shares of Acquirer Common Stock and the cash amount, if any, to which such holder is entitled pursuant to Section 2.2.2, subject to the provisions of Section 2.2.2(c) (regarding the Cash Election), Section 2.2.3 (regarding rights of holders of Dissenting Shares), Section 2.2.4 (regarding cancellation of Company-owned stock), Section 2.2.5 (regarding the elimination of fractional shares of Acquirer Common Stock), Section 2.2.6 (regarding the continuation of vesting and repurchase rights), Section 2.3 (regarding adjustments for Capital Changes) and Section 2.6 (regarding the withholding of the Escrow Fund).

          7.2.2 Acquirer shall make available to EquiServe Trust Company, N.A. (the "Exchange Agent") certificates representing shares of Acquirer Common Stock and cash, if any, to be delivered in exchange for outstanding shares of Company Stock. As soon as practicable after the Effective Time (and in any event no later than seven business days after the Effective Time), the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Company Certificates") and which shares were converted into the right to receive shares of Acquirer Common Stock pursuant to Section 2.2.2 the following: (a) a letter of transmittal in the form of Exhibit M; and (b) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Acquirer Common Stock, cash consideration and cash in lieu of fractional shares. Upon surrender of a Company Certificate for cancellation or upon delivery of an affidavit of lost certificate and an indemnity in form and substance satisfactory to Acquirer (the "Affidavit") to the Exchange Agent or to such other agent or agents as may be appointed by Acquirer, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, Acquirer or its transfer agent shall promptly issue to each tendering holder of a Company Certificate or an Affidavit (each, a "Tendering Holder") (a) cash and certificates for the number of shares of Acquirer Common Stock to which such Tendering Holder is entitled pursuant to
Section 2.2.2, subject to the provisions of Section 2.2.4 (regarding cancellation of Company-owned stock), Section 2.2.5 (regarding the elimination of fractional shares of Acquirer

Common Stock), Section 2.2.6 (regarding the continuation of vesting and repurchase rights) and Section 2.6 (regarding the withholding of the Escrow
Fund), and (b) cash in lieu of fractional shares of Acquirer Common Stock, if any.

          7.2.3 No dividends or distributions payable to holders of record of shares of Acquirer Common Stock after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate unless and until the holder of such unsurrendered Company Certificate surrenders such Company Certificate or an Affidavit to the Exchange Agent as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Company Certificate or Affidavit, there shall be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to shares of Acquirer Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.4 After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company or its transfer agent of any shares of the Company's capital stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Company Certificates or Affidavits are presented for any reason, they shall be cancelled and exchanged as provided in this Section 7.2.

          7.2.5 Until Company Certificates or an Affidavit representing shares of Company Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2.2, such Company Certificates shall be deemed, for all purposes, to evidence ownership of the number of shares of Acquirer Common Stock and the cash amount, if any, into which such shares of Company Stock shall have been converted pursuant to Section 2.2.2, subject to the provisions of Section 2.2.4 (regarding cancellation of Company-owned stock),
Section 2.2.5 (regarding the elimination of fractional shares of Acquirer Common Stock), Section 2.2.6 (regarding the continuation of vesting and repurchase rights) and Section 2.6 (regarding the withholding of the Escrow Fund).

     7.3 Dissenting Shares. If, in connection with the Merger, holders of Company Stock are entitled to appraisal rights pursuant to the Delaware Law or, if applicable, dissenters' rights pursuant to Section 1300 et seq. of the California Law, any shares of Company Stock held by Company Stockholders who exercise and perfect such appraisal rights or, if applicable, dissenters' rights ("Dissenting Shares") shall not be converted into a right to receive shares of Acquirer Common Stock and cash as provided in Section 2.2.2, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Delaware Law or, if applicable, the California Law. The Company shall give Acquirer prompt notice (and in no event more than two business days) of any demand received by the Company for appraisal of Company Stock or notice of exercise of a Company Stockholder's dissenters' rights, and Acquirer shall have the right to control all negotiations and proceedings with respect to any such demand. The Company agrees that, except with Acquirer's prior written consent, it shall not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal or exercise of dissenters' rights. In the event that any Company Stockholder fails to make an effective demand for payment or fails to perfect his appraisal rights or dissenters' rights or otherwise loses his status as a holder of Dissenting Shares, Acquirer shall, as of the later of the Effective Time or ten business


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

days from the occurrence of such event, issue and deliver, upon surrender by such Company Stockholder of its Company Certificate or Certificates, the cash amount, if any, without interest thereon, and the shares of Acquirer Common Stock which such Company Stockholder would have been entitled under Section 2.2.2, subject to the provisions of Section 2.2.4 (regarding cancellation of Company-owned stock), Section 2.2.5 (regarding the elimination of fractional shares of Acquirer Common Stock), Section 2.2.6 (regarding the continuation of vesting and repurchase rights) and Section 2.6 (regarding the withholding of the Escrow Fund).

                                   ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The Company's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Company, but only in a writing signed by the Company):

     8.1 Accuracy of Representations and Warranties. The representations and warranties of Acquirer and Merger Sub set forth in this Agreement (a) that are qualified as to materiality shall be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing the Company shall have received a certificate to such effect executed by an officer of Acquirer.

     8.2 Covenants. Acquirer shall have performed and complied in all material respects with all of its covenants contained in this Agreement on or before the Closing (to the extent that such covenants require performance by Acquirer on or before the Closing), and at the Closing the Company shall have received a certificate to such effect executed by an officer of Acquirer.

     8.3 No Material Adverse Change. There shall not have been any Material Adverse Change in Acquirer and at the Closing the Company shall have received a certificate to such effect executed by an officer of Acquirer.

     8.4 Compliance with Law; No Legal Restraints; No Litigation. There shall not be issued, enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement, any Acquirer Ancillary Agreement or any Merger Sub Ancillary Agreement. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement.

     8.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken all such other actions by any


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

governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including requirements under applicable federal and state securities laws.

     8.6 Opinion of Acquirer's Legal Counsel. The Company shall have received from Fenwick & West LLP, legal counsel to Acquirer, an opinion opining to the matters set forth in Exhibit N.

     8.7 Registration Rights Agreement. Acquirer shall have executed and delivered to the Company Stockholders the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect as of the Effective Time.

     8.8 Officer's Certificate. Acquirer shall have delivered to the Company a certificate dated as of the Closing Date, executed by an officer of Acquirer and attaching true and correct copies of (a) the Certificate of Incorporation and Bylaws of Acquirer as in full force and effect on the Closing Date and (b) resolutions of the Board of Directors of Acquirer, as amended to date, approving this Agreement, the Acquirer Ancillary Agreements and the transactions contemplated hereby and thereby. Merger Sub shall have delivered to the Company a certificate dated as of the Closing Date, executed by an officer of Merger Sub and attaching true and correct copies of (a) the Certificate of Incorporation and Bylaws of Merger Sub as in full force and effect on the Closing Date, (b) resolutions of the Board of Directors of Merger Sub, as amended to date, approving and declaring advisable this Agreement, the Merger Sub Ancillary Agreements and the transactions contemplated hereby and thereby, and (c) resolutions of the sole stockholder of Merger Sub, as amended to date, approving this Agreement, the Merger Sub Ancillary Agreements and the transactions contemplated hereby and thereby.

                                   ARTICLE 9
              CONDITIONS TO OBLIGATIONS OF ACQUIRER AND MERGER SUB

     Acquirer's and Merger Sub's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquirer and Merger Sub, but only in a writing signed by Acquirer):

     9.1 Accuracy of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (a) that are qualified as to materiality shall be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Acquirer shall have received a certificate (the "Closing Certificate") to such effect executed by the Company's Chief Executive Officer. The Closing Certificate shall (i) set forth the total number of shares of Company Common Stock and Company Preferred Stock that are issued and outstanding as of the Closing Date and (ii) attach
Schedule 3.4.1(a) of the Company Disclosure Letter, Schedule 3.4.2(a) of the Company Disclosure Letter, Schedule 3.4.2(b) of the Company Disclosure Letter,
Schedule 3.4.2(c) of the


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

Company Disclosure Letter and Schedule 3.4.2(d) of the Company Disclosure Letter, each updated as of the Closing Date.

     9.2 Covenants. The Company shall have performed and complied in all material respects with all of its covenants contained in this Agreement at or before the Closing (to the extent that such covenants require performance by the Company at or before the Closing), and at the Closing Acquirer shall have received a certificate to such effect executed by the Company's Chief Executive Officer.

     9.3 No Material Adverse Change. There shall not have been any Material Adverse Change in the Company and at the Closing Acquirer shall have received a certificate to such effect executed by the Company's President or Chief Executive Officer.

     9.4 Compliance with Law; No Legal Restraints; No Litigation. There shall not be issued, enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on: (a) the Merger or any other material transaction contemplated by this Agreement or any Company Ancillary Agreement; or (b) Acquirer's right (or the right of any Subsidiary of Acquirer) to own, retain, use or operate any of its products, services, properties or assets (including equity, properties or assets of the Company) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement.

     9.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken all such other actions by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger, including requirements under applicable federal and state securities laws.

     9.6 Opinion of Company's Legal Counsel. Acquirer shall have received from Brobeck, Phleger & Harrison LLP, legal counsel to the Company, an opinion opining to the matters set forth in Exhibit O.

     9.7 Officer's Certificate. The Company shall have delivered to Acquirer a certificate dated as of the Closing Date, executed by an officer of the Company and attaching true and correct copies of (a) the Certificate of Incorporation and Bylaws of the Company as in full force and effect on the Closing Date, (b) resolutions of the Board of Directors of the Company, as amended to date, approving and declaring advisable this Agreement, the Company Ancillary Agreements and the transactions contemplated hereby and thereby, and (c) resolutions of Company Stockholders, as amended to date, approving this Agreement, the Company Ancillary Agreements and the transactions contemplated hereby and thereby.

     9.8 Company Stockholder Approvals. This Agreement, the Company Ancillary Agreements, the Restated Certificate and the Merger shall have been duly and validly approved


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

and adopted, as required by Applicable Laws and the Company's Certificate of Incorporation and Bylaws, each as currently in effect, by the valid and affirmative vote or written consent of at least (a) a majority of the outstanding shares of Company Common Stock and (b) 85% of the outstanding shares of Company Preferred Stock, each voting as a separate class.

     9.9 Dissenting Shares. The number of Dissenting Shares which have not been withdrawn or terminated prior to the Closing shall not exceed 4% of the total number of outstanding shares of Company Stock.

     9.10 Consents. Acquirer shall have received from the Company duly executed copies of all third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates (including those set forth in Schedule 3.5 of the Company Disclosure Letter) requested by Acquirer to be provided to it, in form and substance satisfactory to Acquirer.

     9.11 Information Statement. The Information Statement shall have been mailed or otherwise delivered to all Company Stockholders who were entitled to vote on the proposal to approve and adopt this Agreement, the Company Ancillary Agreements and the Restated Certificate and approve the Merger and the other transactions contemplated by this Agreement.

     9.12 Investment Representation Letters; Exemptions Available. Acquirer (a) shall have received an executed counterpart of the Investment Representation Letter completed and executed by each Company Stockholder other than Dissenting Shareholders and each of the Investment Representation Letters executed by the Company Stockholders shall be in full force and effect and (b) must be reasonably satisfied that (i) there are not more than 35 Company Stockholders who are not "accredited investors" within the meaning of Regulation D promulgated under the Securities Act and (ii) that the issuance of shares of Acquirer Common Stock in the Merger is exempt from registration under the Securities Act pursuant to Regulation D thereof and from the qualification requirements of applicable state securities laws.

     9.13 Employment Matters. Each of the persons identified on Exhibit E attached hereto shall be employed by the Company immediately prior to the Effective Time and shall continue as employees of Acquirer after the Effective Time in accordance with the Offer Letters. At least 90% of the Specified Employees shall be employed by the Company immediately prior to the Effective Time and shall have executed and delivered to Acquirer (a) an Offer Letter to continue as an employee of Acquirer after the Effective Time and (b) a Confidentiality Agreement. Each of the persons listed in Exhibit J shall have executed and delivered to Acquirer a Waiver. The Employee Terminations, effective by no later than immediately prior to the Closing, shall have occurred.

     9.14 New Company Options. The Company shall have granted all of the New Company Options to the New Optionees in accordance with Section 5.14.

     9.15 Company Warrants and Preferred Rights. All Company Warrants and Preferred Rights shall have been exercised and converted into shares of Company Common Stock or Company Preferred Stock, as applicable, or shall have been terminated without further obligation of the Company, Acquirer or the Surviving Corporation.


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

     9.16 Closing TNW Calculations. The Company shall have delivered to Acquirer the Closing TNW Calculations and the accompanying TNW Certificate, and the Closing Acceptance shall have occurred.

     9.17 Delivery of Company Documents. The Company shall have delivered to
Acquirer: (a) the minute books containing records of all proceedings, consents, actions and meetings of directors, committees of the Board of Directors and stockholders of the Company; and (b) the stock ledger, option ledger, warrant ledger and journal reflecting all stock issuances and transfers and all grants of options and warrants relating to the Company.

     9.18 Resignations of Directors and Officers. The persons holding the positions of a director or officer (or comparable position) of the Company, in office immediately prior to the Closing, shall have resigned from such positions in writing conditioned and effective as of the Closing.

     9.19 Restated Certificate. The Restated Certificate shall have been filed with and accepted by the Delaware Secretary of State.

     9.20 Termination of Investor Documents. Each of the Stockholders' Agreement, the Rights Agreement, the Refusal Agreement and the Restricted Stock Agreements shall have been terminated, effective as of the Closing, in accordance with their respective terms, and the parties to the Stockholders' Agreement, the Rights Agreement, the Refusal Agreement and the Restricted Stock Agreements shall have waived all of their respective rights thereunder, effective as of, and contingent upon, the Closing.

     9.21 Audits. Audits of the Company's financial statements for the December 31, 2000 and December 31, 2001 fiscal years (the "Historical Audits") and for the six months ended June 30, 2002 (the "New Audits"), together with SAS 71 review of the Company's financial statements for all periods subsequent thereto through the Closing Date (the "SAS 71 Review"), shall have been completed, and copies of the Historical Audits, the New Audits and the SAS 71 Review shall have been delivered to Acquirer. In addition, the Company shall have delivered to Acquirer signed copies of the audit reports, prepared by Arthur Andersen LLP, for the Company's December 31, 2000 and December 31, 2001 fiscal years.

                                   ARTICLE 10
                            TERMINATION OF AGREEMENT

     10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Acquirer and the Company.

     10.2 Unilateral Termination.

          10.2.1 Either Acquirer or the Company, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.


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

          10.2.2 Either Acquirer or the Company, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party.

          10.2.3 Either Acquirer or the Company may terminate this Agreement at any time prior to the Effective Time if the other has committed a material breach of (a) any of its representations and warranties in this Agreement such that the conditions in Article 8 and Article 9, as applicable, would not be satisfied, or (b) any of its covenants in this Agreement such that the conditions in Article 8 and Article 9, as applicable, would not be satisfied, and has not cured such material breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this
Section 10.2.3.

          10.2.4 Either Acquirer or the Company may terminate this Agreement at any time prior to the Effective Time if the average of the closing prices per share of Acquirer Common Stock (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system on which shares of Acquirer Common Stock are then traded or quoted) and reported on the official website of the Nasdaq Stock Market (www.nasdaq.com) over any ten consecutive trading days commencing on or after the Agreement Date is equal to or less than $4.00.

          10.2.5 No Liability for Termination. Termination of this Agreement by a party (the "Terminating Party") in accordance with the provisions of this
Article 10 shall not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of this Article 10 and Article 12 shall survive any termination of this Agreement.

                                   ARTICLE 11
                  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
                       AND REMEDIES, CONTINUING COVENANTS

     11.1 Survival. All representations and warranties of the Company contained in this Agreement and the other agreements and certificates required to be delivered by the Company shall remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until that date which is the earlier of (a) the termination of this Agreement in accordance with Article 10 and (b) the one-year anniversary of the Effective Time; provided, however, that (i) the representations and warranties of the Company made in Section 3.13 (Intellectual Property) shall remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the three-year anniversary of the Effective Time and (ii) the representations and warranties of the Company referred to in Section 2.2.7(a) (Closing TNW


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

Calculations) and contained in Sections 3.4 (Capitalization), 3.7 (Taxes), 3.8 (Company Financial Statements) and the representations and warranties of the Company Stockholders contained in their Investment Representation Letters shall remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the expiration of the applicable statute of limitations for the claim which seeks recovery of such Damages (the applicable expiration date of such applicable representation or warranty, the "Release Date"). All representations and warranties of Acquirer and Merger Sub contained in this Agreement and the other agreements and certificates required to be delivered by Acquirer shall remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until that date which is the earlier of (a) the termination of this Agreement in accordance with Article 10 and (b) the Closing. All covenants of the parties shall survive according to their respective terms.

     11.2 Agreement to Indemnify.

          11.2.1 Each Company Stockholder shall severally, and not jointly, but only to the extent of each Company Stockholder's Pro Rata Share, indemnify and hold harmless Acquirer and the Surviving Corporation and their respective officers, directors, agents, representatives, stockholders and employees, and each person, if any, who controls or may control Acquirer or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as an "Acquirer Indemnified Person" and collectively as "Acquirer Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, reductions in value, costs, damages, liabilities and expenses, including reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs (hereinafter collectively referred to as "Damages"), directly or indirectly incurred, paid or accrued in connection with, resulting from or arising out of:
(i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this Agreement, the Company Disclosure Letter, any Company Ancillary Agreement or any certificate delivered by or on behalf of the Company or an officer of the Company pursuant hereto; (ii) any inaccuracy, misrepresentation or untruth in any representation or warranty of any Company Stockholder contained in such Company Stockholder's Investment Representation Letter; provided, however, that, in the case of any such inaccuracy, misrepresentation or untruth, the indemnifying person shall be only the Company Stockholder whose Investment Representation Letter contained the inaccuracy, misrepresentation or untruth;
(iii) any Unpaid Transaction Expenses to the extent that such Unpaid Transaction Expenses were not included in the Closing TNW Calculations; (iv) any amounts paid with respect to Dissenting Shares to the extent that such amounts exceed the value of the shares of Acquirer Common Stock (valued at the Acquirer Average Price Per Share) and cash amount, if any, that the holders of such Dissenting Shares would have received in the Merger pursuant to Section 2.2.2 (such excess amounts, the "Excess Dissenters' Amounts"); and (v) any increases to the Closing Reductions as finally determined in accordance with Section 2.2.7 (such increases, the "TNW Adjustments").

          11.2.2 Any claim made by an Acquirer Indemnified Person under this
Section 11.2 must be raised in a writing delivered to the Representative by no later than the


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

applicable Release Date and, if raised by such date, such claim shall survive the Release Date until final resolution thereof.

     11.3 Limitations on Indemnification.

          11.3.1 Each Company Stockholder shall severally, and not jointly, but only to the extent of each Company Stockholder's Pro Rata Share, indemnify and hold harmless the Acquirer Indemnified Persons. Except for fraud, willful misrepresentation or willful misconduct or a claim based upon a breach of the representations and warranties of the Company referred to in Section 2.2.7(a) (Closing TNW Calculations) and contained in Section 3.4 (Capitalization),
Section 3.7 (Taxes) or Section 3.8 (Company Financial Statements) or a claim related to title to Company securities as represented in a Company Stockholder's Investment Representation Letter (for which the particular Company Stockholder will be the indemnifying person for such claim), and subject to Section 11.10, no Company Stockholder shall have any liability to an Acquirer Indemnified Person under this Agreement or its Investment Representation Letter except to the extent of such Company Stockholder's Pro Rata Share of the Escrow Shares and any other assets deposited in escrow pursuant to the terms of Section 2.6 and
Article 11. Notwithstanding the foregoing sentence, the aggregate liability of each Company Stockholder pursuant to Section 11.2 for a claim based upon a breach of the representations and warranties contained in Section 3.13 (Intellectual Property) shall be limited to such Company Stockholder's Pro Rata Share of the Escrow Shares and any other assets deposited in escrow pursuant to the terms of Section 2.6 and Article 11 and such Company Stockholder's Pro Rata Share of the IP Post-Release Claims in accordance with Section 11.10. The aggregate liability of each Company Stockholder pursuant to Section 11.2 and such Company Stockholder's Investment Representation Letter for a claim based upon a breach of Section 2.2.7(a) (Closing TNW Calculations), Section 3.4 (Capitalization), Section 3.7 (Taxes) or Section 3.8 (Company Financial Statements) or a claim related to title to Company securities (as represented in such Company Stockholder's Investment Representation Letter) shall be limited to the value of the shares of Acquirer Common Stock and cash amount, if any, received by such Company Stockholder in the Merger. The value of each Escrow Share shall, for such purposes of satisfying claims for Damages, be deemed to equal the Acquirer Average Price Per Share, regardless of its actual fair market value as of the time that a claim for indemnification may be made against such share. In the event of a Capital Change after the Effective Time, the Acquirer Average Price Per Share will, for purposes of this Section 11.3.2, be equitably adjusted.

          11.3.2 The indemnification provided for in Section 11.2 shall not apply unless and until the aggregate Damages for which one or more Acquirer Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of $250,000 (the "Basket"), in which event the Company Stockholders shall, subject to the other limitations herein, be liable to indemnify the Acquirer Indemnified Persons for all Damages; provided, however, that the Basket shall not apply to (a) any indemnification claim for fraud, willful misrepresentation or willful misconduct on the part of the Company or a Company Stockholder, (b) any inaccuracy, misrepresentation or untruth in any representation or warranty of any Company Stockholder contained such Company Stockholder's Investment Representation Letter, (c) any Unpaid Transaction Expenses, (d) any claim based upon a breach of Section 3.8 (Company Financial Statements), (e) any Excess Dissenters' Amounts, or (f) any TNW Adjustments. Notwithstanding the foregoing, if Damages for which one or more Acquirer


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

Indemnified Persons seeks or has sought indemnification hereunder prior to the Escrow Release Date do not exceed the Basket, but such Damages, together with Damages directly or indirectly incurred, paid or accrued in connection with, resulting from or arising out of the IP Post-Release Claims, exceed the Basket, then the Acquirer Indemnified Persons shall, subject to the applicable limitations set forth in Sections 11.3.1 and 11.10, be entitled to recover from the Company Stockholders, according to each Company Stockholder's Pro Rata Share, all such Damages directly or indirectly incurred, paid or accrued in connection with, resulting from or arising out of any of the items set forth in
Section 11.2.1; provided, however, that, with respect to clauses (i) and (ii) of
Section 11.2.1, the Acquirer Indemnified Persons shall only be entitled to recover from the Company Stockholders, according to each Company Stockholder's Pro Rata Share, Damages directly or indirectly incurred, paid or accrued in connection with, resulting from or arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants that remain operative and in full force and effect in accordance with Section 11.1 as of the date that all Damages directly or indirectly incurred, paid or accrued in connection with, resulting from or arising out of any of the items set forth in Section 11.2.1 exceed the Basket.

     11.4 Appointment of Representative.

          11.4.1 David Spreng shall act as representative (the "Representative") of the Company Stockholders and as the attorney-in-fact and agent for and on behalf of each Company Stockholder with respect to claims for indemnification under this Article 11 and the matters set forth in Section 2.2.7 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including the exercise of the power to: (a) authorize the release or delivery to Acquirer of the Escrow Fund in satisfaction of indemnification claims by Acquirer or any other Acquirer Indemnified Person pursuant to this Article 11;
(b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, any claim for indemnification under this Article 11 or with respect to the matters set forth in Section 2.2.7; (c) arbitrate, resolve, settle or compromise any claim for indemnification made pursuant to this Article 11; and
(d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative shall have authority and power to act on behalf of each Company Stockholder with respect to the disposition, settlement or other handling of all claims under this Article 11 and all rights or obligations arising under this Article 11. The Company Stockholders shall be bound by all actions taken and documents executed by the Representative in connection with this Article 11 and Section 2.2.7, and Acquirer shall be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative shall not be liable to any Company Stockholder in the absence of gross negligence or willful misconduct on the part of the Representative. Each Company Stockholder shall severally, and not jointly, pro rata in proportion to each Company Stockholder's Pro Rata Share, indemnify and hold harmless the Representative from and against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of this Article 11 (including the hiring of legal counsel and the incurring of legal fees and costs) shall be paid directly by the Company


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

Stockholders to the Representative based on each Company Stockholder's Pro Rata Share; no such amounts shall be paid from the Escrow Fund.

          11.4.2 At any time, former Company Stockholders holding at least a majority of the Escrow Shares shall have the power to appoint a new Representative by written consent; provided, however, that any such appointment shall not be effective (a) unless a copy of the written consent appointing such new Representative is signed by former Company Stockholders holding at least a majority of the Escrow Shares and delivered to Acquirer and (b) until the later of the date specified in such written consent or the date such written consent is received by Acquirer.

     11.5 Notice of Claim. As used herein, the term "Claim" means a claim for indemnification of Acquirer or any other Acquirer Indemnified Person for Damages under this Article 11. Subject to the following sentence, Acquirer shall give notice of any Claim under this Agreement of which it is aware, whether for its own Damages or for Damages incurred by any other Acquirer Indemnified Person, and Acquirer shall give written notice of a Claim executed by an officer of Acquirer (a "Notice of Claim") to the Representative promptly after Acquirer becomes aware of the existence of any potential Claim by an Acquirer Indemnified Person for indemnification from the Company Stockholders under this Article 11, but in any event before the Release Date, arising from or relating to:

          (a) Any item specified in Section 11.2; or

          (b) the assertion, whether orally or in writing, against Acquirer or any other Acquirer Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against Acquirer or such other Acquirer Indemnified Person (in each such case, a "Third-Party Claim") that is based on, arises out of or relates to any item specified in Section 11.2.

     Until the Release Date, no delay on the part of Acquirer in giving the Representative a Notice of Claim shall relieve the Representative or any Company Stockholder from any of its obligations under this Article 11 unless (and then only to the extent that) the Representative or the Company Stockholders are materially prejudiced thereby.

     11.6 Defense of Third-Party Claims.

          11.6.1 Acquirer shall defend any Third-Party Claim, and the costs and expenses incurred by Acquirer in connection with such defense (including reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which Acquirer may seek indemnification pursuant to a Claim made by any Acquirer Indemnified Person hereunder.

          11.6.2 The Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representative does not affect any privilege relating to the Acquirer Indemnified Person and may participate in settlement negotiations with respect to the Third-Party Claim. No Acquirer Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld); provided, however, that if the Representative shall have consented in writing to any such settlement, then the Representative shall have been deemed to accept the related Claim by any Acquirer Indemnified Person for indemnification under Section 11.2 for the amount of such settlement; and the Company Stockholders shall remain responsible to indemnify the Acquirer Indemnified Persons for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in this
Article 11.

     11.7 Contents of Notice of Claim. Each Notice of Claim by Acquirer given pursuant to Section 11.5 shall contain the following information:

          (a) that Acquirer or another Acquirer Indemnified Person has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it shall have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Acquirer Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Acquirer Indemnified Person under this Article
11); and

          (b) a brief description, in reasonable detail (to the extent reasonably available to Acquirer), of the facts, circumstances or events giving rise to the alleged Damages based on Acquirer's good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to Acquirer) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     11.8 Resolution of Notice of Claim. Each Notice of Claim given by Acquirer shall be resolved as follows:

          (a) Uncontested Claims. If, within 30 business days after a Notice of Claim is received by the Representative, the Representative does not contest such Notice of Claim in writing to Acquirer as provided in Section 11.8(b), the Representative shall be conclusively deemed to have consented, on behalf of all Company Stockholders, to the recovery by the Acquirer Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this
Article 11, including the forfeiture of the Escrow Fund, and, without further notice, to have stipulated to the entry of a final judgment for damages against the Company Stockholders for such amount in any court having jurisdiction over the matter where venue is proper.

          (b) Contested Claims. If the Representative gives Acquirer written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the 30 business day period specified in Section 11.8(a), then such Contested Claim shall be resolved by either (i) a written settlement agreement executed by Acquirer and the Representative or (ii) in the absence of such a written settlement agreement, by binding arbitration between Acquirer and the Representative in accordance with the terms and provisions of Section 11.8(c).


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

          (c) Arbitration of Contested Claims. Any Contested Claim shall be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S.") pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq., and that any such arbitration shall be conducted in Santa Clara County, California. If J.A.M.S. ceases to provide arbitration service, then the term "J.A.M.S." shall thereafter mean and refer to the American Arbitration Association ("AAA"). Either Acquirer or the Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration shall be conducted in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration (or, if J.A.M.S. then means the AAA, the commercial arbitration rules of the AAA then in effect), subject to the provisions of this Section 11.8(c). The parties shall cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.' panel of neutrals and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they shall participate in the arbitration in good faith and that they shall share in its costs in accordance with this Agreement. The provisions of this Section 11.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

               (i) Payment of Costs. Acquirer, on the one hand, and the Company Stockholders (through the Representative), on the other hand, shall bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine the party who is the prevailing party and the party who is the non-prevailing party. The non-prevailing party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings.

               (ii) Burden of Proof. Except as may be otherwise expressly provided herein, for any Contested Claim submitted to arbitration, the burden of proof shall be as it would be if the Claim were litigated in a judicial proceeding governed exclusively by the internal laws of the State of California applicable to contracts executed and entered into within the State of California, without regard to the principles of choice of law or conflicts of law of any jurisdiction.

               (iii) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and shall deliver such documents to the Representative and Acquirer, together with a signed copy of the Final Award. Subject to the provisions of this Agreement, the Final Award shall constitute a conclusive determination of all issues in question, binding upon the Company Stockholders, the Representative and Acquirer, and shall include an affirmative statement to such effect.

               (iv) Timing. The Representative, Acquirer and the arbitrator shall conclude each arbitration pursuant to this Section 11.8(c) as promptly as possible for the Contested Claim being arbitrated.

               (v) Terms of Arbitration. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

               (vi) Exclusive Remedy. Following the Effective Time, except as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement shall be the sole and exclusive means of resolving any dispute between the parties for any Claim made pursuant to this
Article 11.

     11.9 Distribution of Escrow Fund. Within ten business days after the Escrow Release Date, Acquirer shall deliver to the Company Stockholders the portion of the Escrow Fund in excess of the amount of the Escrow Fund necessary to satisfy any unsatisfied or disputed Claims for Damages specified in any Notice of Claim delivered to the Representative before the Escrow Release Date. As soon as all such Claims have been resolved in accordance with this Agreement, Acquirer shall deliver to the Company Stockholders all remaining portions of the Escrow Fund not required to satisfy such Claims.

     11.10 Intellectual Property Claims. After the Escrow Release Date and prior to the three-year anniversary of the Effective Time, the Acquired Indemnified Persons may make Claims against the Company Stockholders, or any of them, under
Section 11.2 for Damages directly or indirectly incurred, paid or accrued in connection with, resulting from or arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in Section 3.13 (Intellectual Property) (each such Claim, an "IP Post-Release Claim") and, during such period, each Company Stockholder shall be liable for such IP Post-Release Claims to the extent of such Company Stockholder's Pro Rata Share of the value of 7.5% of the Total Consideration (such value, the "IP Post-Release Claim Limit"); provided, however, that if the amount previously paid from the Escrow Shares to satisfy any Claims for Damages (collectively, the "Previous Payments") is greater than the value of 3.75% of the Total Consideration, then the IP Post-Release Claim Limit shall not be the value of 7.5% of the Total Consideration but instead shall be the difference between (a) the value of 7.5% of the Total Consideration minus (b) the difference between
(i) the Previous Payments minus (ii) the value of 3.75% of the Total Consideration. For purposes of this Section 11.10, the percentage value of the Total Consideration shall be based on the Acquirer Average Price Per Share.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 Governing Law. The internal laws of the State of California, irrespective of its choice of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided, however, that issues involving the consummation and effects of the Merger shall be governed by the laws of the State of Delaware. Subject to the provisions of Section 11.8, all


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

disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California State courts of Santa Clara County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction of the United States District Court for the Northern District of California with venue in the division thereof in which Santa Clara County is located). EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF SAID COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

     12.2 Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that Acquirer may assign this Agreement and the rights and obligation hereunder without consent in connection with any merger or sale of the portion of its business to which this Agreement relates. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

     12.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.

     12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

     12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or


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

in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section
12.6 at any time before or after approval of this Agreement by the Company Stockholders, but, after such approval, no amendment shall be made which by any Applicable Law requires the further approval of the Company Stockholders without obtaining such further approval; provided, however, that the parties may not amend Section 6.8 without the approval of a majority of the Company's Board of Directors as of the Agreement Date. At any time prior to the Effective Time, each of Company and Acquirer, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.7 Expenses. Each party shall bear its respective legal, auditors', investment bankers', purchaser representatives' and financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"), and the Company's Transaction Expenses shall be accrued and accounted for in the Closing TNW Calculations. Notwithstanding the foregoing, if the Merger is successfully consummated, then any of the Company's Transaction Expenses not paid on or prior to the Closing by the Company may be paid by Acquirer and Acquirer shall thereafter be entitled to indemnification from the Escrow Fund in accordance with Section 11.2 for an amount equal to the amount of such unpaid Transaction Expenses (such amount, the "Unpaid Transaction Expenses"), except to the extent that such Unpaid Transaction Expenses were included in the Closing TNW Calculations. Whether or not the Merger is consummated, Acquirer shall pay the costs of the Historical Audits up to $65,000 and such costs up to $65,000 shall not be included in the Company's Transaction Expenses.

     12.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including costs, expenses and fees on any appeal). The prevailing party shall be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12.9 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 12.9:


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

                  If to Acquirer or Merger Sub:

                           NetScreen Technologies, Inc.
                           350 Oakmead Parkway
                           Sunnyvale, CA 94085
                           Attention:  Tom Tovar, Legal Affairs
                           Fax Number:  408-730-6760

                  with a copy to:

                           Fenwick & West LLP
                           275 Battery Street, Suite 1500
                           San Francisco, CA 94105
                           Attention:  Douglas N. Cogen
                           Fax Number:  415-875-2300

                  If to the Company:

                           OneSecure, Inc.
                           140 Kifer Court
                           Sunnyvale, CA 94086
                           Attention:  Rakesh Loonkar
                           Fax Number:  408-992-8001

                  with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           2000 University Avenue
                           East Palo Alto, CA 94303
                           Attention:  Curtis L. Mo
                           Fax Number:  650-331-8108

                  If to the Representative:

                           David Spreng
                           3800 First Bank Place
                           Minneapolis, MN 55440-0357
                           Fax Number:  612-376-2824

                  with a copy to:

                           Kevin Spreng
                           3800 First Bank Place
                           Minneapolis, MN 55440-0357
                           Fax Number:  612-376-2824

     12.10 Interpretation; Rules of Construction. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise


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

indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles, such reference shall be to an Article of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

     12.11 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 12.11.

     12.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.13 Third Party Beneficiary Rights. Other than the provisions of Section 6.8, which are intended to benefit the Company's directors and officers, and the provisions of Section 2.2.7 and Article 11, which provide the Representative with certain rights specified therein and are intended to benefit the Representative, no provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner of any party hereto or any other person, and all provisions hereof shall be personal solely between the parties to this Agreement.

     12.14 Public Announcement. Upon execution of this Agreement, Acquirer and the Company shall issue a press release approved by both parties announcing the Merger. Thereafter, Acquirer may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules or are otherwise appropriate; provided, however, that Acquirer shall give the Company reasonable notice prior to issuing any such press releases. Prior to the publication of such initial and mutually agreed press release, neither party shall make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and the


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

Company shall use its reasonable efforts to prevent any trading in shares of Acquirer Common Stock by its officers, directors, employees, stockholders and agents.

     12.15 Confidentiality. The Company and Acquirer each confirm that they have entered into the Nondisclosure Agreement and that they are each bound by, and shall abide by, the provisions of such Nondisclosure Agreement; provided, however, that Acquirer shall not be bound by such Nondisclosure Agreement after the Closing. If this Agreement is terminated, the Nondisclosure Agreement shall remain in full force and effect, and all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Nondisclosure Agreement.

     12.16 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Company Ancillary Agreements, the Acquirer Ancillary Agreements and the Merger Sub Ancillary Agreements constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Nondisclosure Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


NETSCREEN TECHNOLOGIES, INC.                     ONESECURE, INC.


By: /s/ Robert D. Thomas                         By: /s/ George W. Everhart
    -----------------------------------------        ---------------------------

Name: Robert D. Thomas                           Name: George W. Everhart
      ---------------------------------------          -------------------------

Title: President and Chief Executive Officer     Title: President & CEO
       --------------------------------------           ------------------------


TANGO ACQUISITION CORP.



By: /s/ Robert D. Thomas
    -----------------------------------------

Name: Robert D. Thomas
      ---------------------------------------

Title:  President and Chief Executive Officer
        -------------------------------------










                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                LIST OF EXHIBITS

Exhibit A      List of Specified Company Stockholders

Exhibit B      Form of Voting Agreement

Exhibit C-1    Form of Investment Representation Letter

Exhibit C-2    Form of Investment Representation Letter (Accredited Investor)

Exhibit C-3    Form of Investment Representation Letter (Unaccredited Investor)

Exhibit D      List of Signatories to Noncompetition Agreements

Exhibit E      List of Signatories to Offer Letters to be delivered on the Agreement Date

Exhibit F      List of Signatories to Waivers to be delivered on the Agreement Date

Exhibit G      Form of Restated Certificate

Exhibit H      Form of Registration Rights Agreement

Exhibit I      List of Specified Employees

Exhibit J      List of Signatories to Waivers

Exhibit K      Acquisition Bonus

Exhibit L      Cash Bonus

Exhibit M      Form of Letter of Transmittal

Exhibit N      Matters to be Covered in the Opinion of Fenwick & West LLP

Exhibit O      Matters to be Covered in the Opinion of Brobeck, Phleger & Harrison LLP

The Registrant will furnish supplementally a copy of any omitted exhibit to the Commission upon request.

                                    EXHIBIT H

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of September 18, 2002 by and among NetScreen Technologies, Inc. a Delaware corporation ("Acquirer"), and the individuals and entities listed on Exhibit A attached hereto (each a "Company Holder" and collectively, the "Company Holders").

                                    Recitals

         A. This Agreement is entered into pursuant to that certain Agreement and Plan of Merger dated as of August 22, 2002 (the "Merger Agreement") by and among Acquirer, Tango Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquirer ("Merger Sub"), and OneSecure, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Merger Agreement.

         B. The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with Company in a transaction or series of transactions (the "Merger") in which all outstanding shares of Company Capital Stock will be converted into the right to receive, and will be exchangeable for, shares of Acquirer Common Stock, and, if the Cash Election is made, cash.

         C. As an inducement for the Company Holders to approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, Acquirer desires to grant certain registration rights to the Company Holders as contained herein.

         Now, Therefore, in consideration of the foregoing recitals and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1. Registration Rights.

            1.1   Definitions.
                  -----------

                  (a)    Acquirer  Registration  Rights Agreement. The
                         ----------------------------------------
term "Acquirer Registration Rights Agreement" means Acquirer's Fifth Amended and Restated Registration Rights Agreement dated October 3, 2001 by and among Acquirer and the Investors (as defined therein).

                  (b)    Existing Registrable Securities.  The term
                         -------------------------------
"Existing Registrable Securities" means the Registrable Securities under in the Acquirer Registration Rights Agreement.

                  (c)    Registration.  The terms "register,"
                         ------------
"registered," and

"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement.

                           (d)      Registrable Securities.  The term
                                    ----------------------
"Registrable Securities" means: (a) shares of Acquirer Common Stock issued to a Company Holder pursuant to Section 2.2 of the Merger Agreement; and (b) any shares of Acquirer Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such shares of Acquirer Common Stock. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (x) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (y) such Registrable Securities are sold by a person or entity in a transaction that is exempt from registration pursuant to Rule 144 under the 1933 Act or a transaction in which the Company Holders' rights under this Agreement are not assigned. In addition, the Registrable Securities held by any Company Holder shall cease to be Registrable Securities on such date on which all of the Registrable Securities held by such Company Holder can be sold within a period of three months pursuant to Rule 144 promulgated under the 1933 Act (or any similar provision then in force).

                         (e)    Form S-3.  The term "Form S-3" means such date
                                --------
form under the 1933 Act as is in effect on the hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by Acquirer with the SEC.

                         (f)    SEC.  The term "SEC" or "Commission" means the
                                ---
U.S. Securities and Exchange Commission.

                   1.2 Piggyback Registrations. Acquirer shall notify all Company Holders of Registrable Securities in writing at least 30 days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of Acquirer (including, but not limited to, registration statements relating to secondary offerings of securities of Acquirer, but excluding registration statements relating to any registration under Section 1.3 of this Agreement, any registration under Section 2.2 or 2.4 of the Acquirer Registration Rights Agreement or any employee benefit plan or a corporate reorganization), and will afford each such Company Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Company Holder. Each Company Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Company Holder shall, within 20 days after receipt of the above-described notice from Acquirer, so notify Acquirer in writing, and in such notice shall inform Acquirer of the number of Registrable Securities such Company Holder wishes to include in such registration statement. Notwithstanding any other provision of this Agreement, if Acquirer determines in good faith that a limitation of the number of shares to be registered is required, then Acquirer may exclude shares (including Registrable Securities) from the registration, and the number of shares that may be included in the registration shall be allocated, first, to Acquirer, and second, to Holders (as defined in the Acquirer Registration Rights Agreement) exercising rights under the Acquirer Registration Rights Agreement and Company Holders requesting inclusion of their Registrable

Securities in such registration statement in such relative proportion as the number of Existing Registrable Securities then held by the Holders (as defined in the Acquirer Registration Rights Agreement) or the number of Registrable Securities then held by the Company Holders, as the case may be, bears to the total number of Existing Registrable Securities then held by the Holders (as defined in the Acquirer Registration Rights Agreement) plus the total number of Registrable Securities then held by the Company Holders provided, however, that the right of Acquirer to exclude shares (including Registrable Securities) from the registration as described above shall be restricted so that the aggregate number of Registrable Securities and Existing Registrable Securities included in any such registration is not reduced below 25% of the shares included in the registration. If Acquirer excludes shares from the registration as described in the preceding sentence, then with respect to the Registrable Securities then held by any Company Holder who participates in such registration the number of Registrable Securities to be included in the registration shall be in such proportion as the number of Registrable Securities then held by such Company Holder bears to the total number of Registrable Securities then held by all Company Holders participating in the registration. If a Company Holder does not include all of its Registrable Securities in any registration statement filed by Acquirer, such Company Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Acquirer with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                   (a)   Underwriting.   If a registration statement under which
                         ------------
Acquirer gives notice under this Section 1.2 is for an underwritten offering, then Acquirer shall so advise the Company Holders of Registrable Securities as a part of the notice referred to in this Section 1.2. In such event, the right of any such Company Holder's Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Company Holder's participation in such underwriting and the inclusion of such Company Holder's Registrable Securities in the underwriting to the extent provided herein. All Company Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if Acquirer or the managing underwriter(s) determines in good faith that a limitation of the number of shares to be underwritten is required, then Acquirer or the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to Acquirer, and second, to Holders (as defined in the Acquirer Registration Rights Agreement) exercising rights under the Acquirer Registration Rights Agreement and Company Holders requesting inclusion of their Registrable Securities in such registration statement in such relative proportion as the number of Existing Registrable Securities then held by the Holders (as defined in the Acquirer Registration Rights Agreement) or the number of Registrable Securities then held by the Company Holders, as the case may be, bears to the total number of Existing Registrable Securities then held by the Holders (as defined in the Acquirer Registration Rights Agreement) plus the total number of Registrable Securities then held by the Company Holders; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the aggregate number of Registrable Securities and Existing Registrable Securities included in any such registration is not reduced below 25% of the shares included in the registration. If any Company

Holder disapproves of the terms of any such underwriting, such Company Holder may elect to withdraw therefrom by written notice to Acquirer and the managing underwriter(s), delivered at least ten business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                       (b)   Expenses.  All expenses incurred in connection
                             --------
with the first three registrations pursuant to this Section 1.2 (excluding underwriters' and brokers' discounts and commissions), including, without limitation, all federal and "blue sky" registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Acquirer, shall be borne by Acquirer. All expenses incurred in connection with subsequent registrations pursuant to this Section 1.2 shall be borne by the Company Holders and Holders (as defined in the Acquirer Registration Rights Agreement) who participate in such registration on a pro rata basis, and by Acquirer on a pro rata basis if it includes shares in such registration, according to the number of Registrable Securities or Existing Registrable Securities then held by the Company Holders and Holders (as defined in the Acquirer Registration Rights Agreement), respectively, who participate in such registration and the number of shares offered by Acquirer that are included in such registration at the time of its effectiveness.

                  1.3 Form S-3 Registration. If Acquirer receives from any Company Holder or Company Holders of at least 10% of all Registrable Securities then outstanding a written request or requests that Acquirer effect a registration on Form S-3 and any related qualification or compliance, then Acquirer will:

                       (a)   Notice.  Promptly give written notice of the
                             ------
proposed registration and the Company Holder's or Company Holders' request therefor, and any related qualification or compliance, to all other Company Holders of Registrable Securities. Each Company Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Company Holder shall, within 20 days after receipt of the above-described notice from Acquirer, so notify Acquirer in writing, and in such notice shall inform Acquirer of the maximum number of Registrable Securities such Company Holder wishes to include in such registration statement.

                       (b)   Registration.  As soon as practicable, effect such
                             ------------
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of up to 70% (excluding any shares of Acquirer Common Stock in the Escrow Fund) of the Registrable Securities originally issued pursuant to Section 2.2 of the Merger Agreement. The number of Registrable Securities of each Company Holder included in such registration shall be allocated on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the requesting Company Holders and the Company Holders joining in such request as specified in a written request given within 20 days after receipt of such written notice from Acquirer; provided, however, that Acquirer shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.3:

                             (i)    if Form S-3 is not available for such
offering by the Company Holders;

                             (ii)    if the Company Holders, together with the
holders of any other securities of Acquirer entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                             (iii)   if Acquirer shall furnish to the Company
Holders a certificate signed by the President or Chief Executive Officer of Acquirer stating that in the good faith judgment of the Board of Directors of Acquirer, it would be seriously detrimental to Acquirer or its business for such Form S-3 registration to be effected at such time or, if such Form S-3 registration has already been effected, for resales of Registrable Securities to be made pursuant to such Form S-3 registration statement (provided that the existence or filing of any other registration statement shall not, in and of itself, cause the the effectiveness of the Company Holders' Form S-3 registration, or resales thereunder, to be determined to be seriously detrimental to Acquirer or its business), in which event Acquirer shall have the right to defer the filing of the Form S-3 registration statement no more than once during any 12-month period for a period of not more than 120 days after receipt of the request of the Company Holder or Company Holders under this
Section 1.3 or the use of the Form S-3 registration statement and the prospectus related thereto will be deferred or suspended and will not recommence until (A) the Company Holders receive from Acquirer copies of the supplemented or amended prospectus related to the registration statement or (B) the Company Holders are advised in writing by Acquirer that the prospectus related to the registration statement may be used, as applicable; provided, however, that if Acquirer shall so delay the filing of a registration statement, it shall promptly notify the applicable Company Holders of such determination, and such Company Holders shall have the right to withdraw the relevant request for registration, in which case such registration shall not count towards the limit set forth in Section 1.3(b)(iv); provided, further, that if Acquirer shall so defer or suspend the use of the Form S-3 registration statement and the prospectus related thereto, it shall use its commercially reasonable efforts to ensure that the use of the registration statement and the prospectus related thereto may be resumed as soon as practicable;

                             (iv)    if Acquirer has already effected one
registration on Form S-3 for the Company Holders pursuant to this Section 1.3;

                             (v)     if Acquirer is acquired and shares of
Acquirer Common Stock cease to be publicly traded;

                             (vi)    if the SEC refuses to declare such
registration statement effective due to the participation of any particular Company Holder in such registration (unless such Company Holder withdraws all such Company Holder's Registrable Securities from such registration) or if the manner in which any Registrable Securities are disposed of pursuant to the Form S-3 registration statement is not included within the plan of distribution set forth in the prospectus for the Form S-3 registration statement; or

                             (vii)   in any particular jurisdiction in which
Acquirer would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, Acquirer shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 1.3 as soon as practicable, and in any event no later than 90 days, after receipt of the request or requests of the Company Holders for such registration. Pursuant to the terms of the Acquirer Registration Rights Agreement, the Holders (as defined therein) are entitled to receive 30 days notice of such S-3 registration and will be entitled to exercise piggyback registrations rights to include shares of their Existing Registrable Securities in such S-3 registration to the extent available under the Acquirer Registration Rights Agreement.

                       (c)   Expenses.  Acquirer shall pay all expenses
                             --------
incurred in connection with the registration requested pursuant to this Section
1.3 (excluding underwriters' or brokers' discounts and commissions), including, without limitation, all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one (1) counsel for selling Company Holder or Company Holders and counsel for Acquirer. Each Company Holder participating in such registration shall bear such Company Holder's proportionate share (based on the number of shares sold by such Company Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

                       (d)   Manner of Sales. Any sale of Registrable
                             ---------------
Securities pursuant to a registration effected pursuant to this Section 1.3 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the registration and permitted by such form of registration statement.

                       (e)   No  Underwritings.  No sale of Registrable
                             -----------------
Securities pursuant to any registration effected pursuant to this Section 1.3 may be effected pursuant to any underwritten offering without Acquirer's prior written consent, which consent will not be unreasonably withheld.

                 1.4   Obligations of Acquirer.  Whenever required to effect the
                       -----------------------
registration of any Registrable Securities under this Agreement, Acquirer shall, as expeditiously possible:

                       (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and keep such registration statement effective until such Company Holders can sell all their Registrable Securities within a three-month period without registration under the 1933 Act pursuant to Rule 144.

                       (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                       (c) Furnish to the Company Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                       (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Company Holders, provided that Acquirer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                       (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Company Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                       (f) Notify each Company Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                       (g) Furnish, at the request of any Company Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing Acquirer for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Company Holders requesting registration, addressed to the underwriters, if any, and to the Company Holders requesting registration of Registrable Securities and (ii) a "comfort" letter, dated as of such date, from the independent certified public accountants of Acquirer, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Company Holders requesting registration, addressed to the underwriters, if any, and to the Company Holders requesting registration of Registrable Securities.

                  1.5 Furnish Information. It shall be a condition precedent to the obligations of Acquirer to take any action pursuant to Section 1.2 or 1.3 that the selling Company Holders shall furnish to Acquirer such information regarding themselves and the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be reasonably required to timely effect the registration of their Registrable Securities.

                  1.6 Delay of Registration. No Company Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2 or 1.3.

                       (a)   By Acquirer.  To the extent permitted by law,
                             -----------
Acquirer will indemnify and hold harmless each Company Holder, the partners, members, managers, officers and directors of each Company Holder, any underwriter (as defined in the 1933 Act) for such Company Holder, each of their respective representatives and agents and such Company Holder's legal counsel and independent accountants, and each person, if any, who controls such Company Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended ("1934 Act"), against any and all losses, claims, damages, or liabilities to which they may become subject under the 1933 Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each of the following being a "Violation"):

                             (i)     any untrue statement or alleged untrue
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, offering circular, or other document or any amendments or supplements thereto incident to any such registration, qualification or compliance;

                             (ii)    the omission or alleged omission to state
therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                             (iii)   any violation or alleged violation by
Acquirer of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with any action or inaction by Acquirer in connection with the offering covered by such registration statement;

and Acquirer will reimburse each such Company Holder, partner, members, managers, officer or director, each of their respective representatives and agents and such Company Holder's legal counsel and independent accountants, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating, preparing or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Acquirer (which consent shall not be unreasonably withheld or delayed), nor shall Acquirer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Company Holder, partner, members, managers, officer, director, representative, agent, legal counsel, independent accountant, underwriter or controlling person of such Company Holder.

                       (b)   By Selling Company  Holders.  To the extent
                             ---------------------------
permitted by law, each selling Company Holder, severally but not jointly, if Registrable Securities held by such Company Holder are included in the securities as to which such registration, qualification or compliance is being effected, will indemnify and hold harmless Acquirer, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls

Acquirer within the meaning of the 1933 Act, any underwriter and any other Company Holder selling securities under such registration statement or any of such other Company Holder's partners, members, managers, directors or officers, each of their respective representatives and agents and such Company Holder's legal counsel and independent accountants, or any person who controls such Company Holder within the meaning of the 1933 Act or the 1934 Act, against any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation under subsection 1.7(a)(i) or (ii), in each case to the extent (and only to the extent) that such Violation under subsection 1.7(a)(i) or (ii) occurs in reliance upon and in conformity with written information furnished by such Company Holder expressly for use in connection with such registration; and each such Company Holder will reimburse any legal or other expenses reasonably incurred by Acquirer or any such director, officer, controlling person, underwriter or other Company Holder, partner, members, managers, director, officer, representative, agent, legal counsel, independent accountant or controlling person of such other Company Holder in connection with investigating, preparing or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company Holder (which consent shall not be unreasonably withheld); and provided further, that the total amounts payable in indemnity by a Company Holder under this Section 1.7(b) in respect of any Violation under subsection 1.7(a)(i) or (ii) shall not exceed the net proceeds received by such Company Holder in the registered offering out of which such Violation under subsection 1.7(a)(i) or (ii) arises.

          (c)  Notice. Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of any indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, only if such failure is prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

            (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of Acquirer and the Company Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person or entity if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person or entity asserting the loss, claim, damage or liability at or prior to the time such action is required by the 1933 Act.

            (e) Contribution. In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either
(i) any Company Holder exercising rights under this Agreement, or any controlling person of any such Company Holder, makes a claim for indemnification pursuant to this Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution may be required on the part of Acquirer and any such selling Company Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.7; then, and in each such case, such indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (i) in such proportion so that such Company Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and Acquirer and other selling Company Holders are responsible for the remaining portion or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Acquirer and the Company Holders in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Acquirer and of the Company Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Acquirer or by the Company Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company Holders' respective obligations to contribute pursuant to this Section 1.7(e) are several in proportion to the respective number of Registrable Securities they sell in the offering as to which such Violation relates, and not joint. No such Company Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Company Holder pursuant to such registration statement; and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            (f) Survival. The obligations of Acquirer and the Company Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

            1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of Acquirer, Acquirer agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times after the effective date of the first registration under the 1933 Act filed by Acquirer for an offering of its securities to the general public;

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Acquirer under the 1933 Act and the 1934 Act; and

                  (c) So long as a Company Holder owns any Registrable Securities, to furnish to the Company Holder forthwith upon request a written statement by Acquirer as to its compliance with the reporting requirements of said Rule 144, and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of Acquirer, and such other reports and documents of Acquirer as a Company Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Company Holder to sell any such securities without registration.

            1.9 Termination of Acquirer's Obligations. Acquirer shall have no obligations pursuant to Section 1.2 or 1.3 with respect to any Registrable Securities proposed to be sold by a Company Holder in a registration pursuant to
Section 1.2 or 1.3 if, in the opinion of counsel to Acquirer, all such Registrable Securities proposed to be sold by a Company Holder may be sold in a three-month period without registration under the 1933 Act pursuant to Rule 144.

       2.   Assignment and Amendment.

            2.1   Assignment. Notwithstanding anything herein to the contrary:

                  (a) Registration Rights; Refusal Rights. The registration rights of a Company Holder under Section 1 hereof may be assigned only to an affiliate or a party who acquires at least 120,000 shares of Registrable Securities; provided, however, that no party may be assigned any of the foregoing rights unless Acquirer is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Acquirer as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 2.

                  (b) Aggregation. Shares of Acquirer Common Stock owned by Company Holders which are partnerships, limited liability companies, corporations and other entities having substantially common ownership interests or managed by the same principals or investment advisors or owned by individual investors affiliated with one another ("Affiliated Investors") shall be aggregated for the purposes of this Agreement, and, notwithstanding

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

anything to the contrary contained in this Agreement, all rights granted to the Company Holders pursuant to this Agreement may be assigned between Affiliated Investors.

            2.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Acquirer and Company Holders (and/or any of their permitted successors or assigns) holding shares of Acquirer Common Stock representing 66 2/3% of all the Registrable Securities; provided, however, that any amendment that directly or indirectly (together with any transaction entered into in connection therewith) treats any Company Holder or Company Holders in an adverse manner that is different than any other Company Holder will require the approval of the Company Holders of a majority of the Registrable Securities then held by such adversely treated Company Holders. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Company Holder and/or any of their permitted successors or assigns and Acquirer.

            3.    Miscellaneous.

                  3.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one business day after deposit with an express overnight courier for United States deliveries, or three business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

                  All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address as follows, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

                       (a) if to a Company Holder, at such Company Holder's respective address as set forth on Exhibit A hereto; and

                       (b) if to Acquirer, marked "Attention: President", at 350 Oakmead Parkway, Sunnyvale, California 94085.

                  3.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, and the Merger Agreement, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  3.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within

California, excluding that body of law relating to conflict of laws and choice of law. All disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California State courts of Santa Clara County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction of the United States District Court for the Northern District of California with venue in the division thereof in which Santa Clara County is located).

                  3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                  3.6  Successors And Assigns. Subject to the provisions of
Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                  3.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                  3.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.9 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  3.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Acquirer Common Stock, then, upon the occurrence of any subdivision, combination or stock dividend of such stock occurring after the date of this Agreement, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such stock by such subdivision, combination or stock dividend.

                  3.11 Waiver of Jury Trial. Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the subject matter hereof. The scope of this waiver is intended to be all-compassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This Section 3.11 has been fully discussed by each of the parties hereto and these provisions shall not be subject to any exceptions. Each party hereto hereby further represents and warrants that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

                  [Remainder of Page Intentionally Left Blank]

         In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

NETSCREEN TECHNOLOGIES, INC.


By:_________________________________

Name:_______________________________

Title:______________________________


COMPANY HOLDER


________________________________________________________
Print Stockholder Name


________________________________________________________
Signature of Stockholder (or Authorized Signatory)


________________________________________________________
Title of Authorized Signatory (if Applicable)


                [Signature Page to Registration Rights Agreement]

                                    EXHIBIT A

                           Schedule of Company Holders